      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 1998.
                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           UNION PACIFIC CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                    UTAH
       (State or Other Jurisdiction of
       Incorporation or Organization)

                    UTAH                                        13-2626465
       (State or Other Jurisdiction of                       (I.R.S. Employer
       Incorporation or Organization)                       Identification No.)

                                1717 MAIN STREET
                                   SUITE 5900
                             DALLAS, TX 75201-4605
                                 (214) 743-5600
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                          UNION PACIFIC CAPITAL TRUST
             (Exact Name of Registrant as Specified in its Charter)

                  DELAWARE
       (State or Other Jurisdiction of
       Incorporation or Organization)

                  DELAWARE                                      75-6521817
       (State or Other Jurisdiction of                       (I.R.S. Employer
       Incorporation or Organization)                       Identification No.)

                                1717 MAIN STREET
                                   SUITE 5900
                             DALLAS, TX 75201-4605
                                 (214) 743-5600
         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)

                            RICHARD J. RESSLER, ESQ.
                           ASSISTANT GENERAL COUNSEL
                                1717 MAIN STREET
                                   SUITE 5900
                             DALLAS, TX 75201-4605
                                 (214) 743-5600
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                    COPY TO:

                             PHYLLIS G. KORFF, ESQ.
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                919 THIRD AVENUE
                               NEW YORK, NY 10022
                                 (212) 735-3000

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
   If the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
           TITLE OF EACH CLASS OF                  AMOUNT TO BE             PROPOSED MAXIMUM            PROPOSED MAXIMUM
        SECURITIES TO BE REGISTERED                 REGISTERED         OFFERING PRICE PER SECURITY  AGGREGATE OFFERING PRICE
----------------------------------------------------------------------------------------------------------------------------
6 1/4% Convertible Preferred Securities.....        30,000,000               $52.625(1)(2)           $1,578,750,000(1)(2)
Convertible Junior Subordinated Debentures
  due 2028 of Union Pacific Corporation.....            (3)                       --                          --
Common Stock, par value $2.50 per share, of
  Union Pacific Corporation.................       21,771,000(4)                  --                          --
Preferred Securities Guarantee(5)...........            --                        --                          --
        Total...............................        30,000,000                   100%                   $1,578,750,000
============================================================================================================================

============================================  =======================
           TITLE OF EACH CLASS OF                    AMOUNT OF
        SECURITIES TO BE REGISTERED             REGISTRATION FEE(1)
--------------------------------------------  -----------------------
6 1/4% Convertible Preferred Securities.....        $465,731.25
Convertible Junior Subordinated Debentures
  due 2028 of Union Pacific Corporation.....            --
Common Stock, par value $2.50 per share, of
  Union Pacific Corporation.................            --
Preferred Securities Guarantee(5)...........            --
        Total...............................        $465,731.25
============================================================================================================================

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) of the Securities Act, as amended, based upon the average of the high and low prices on April 28, 1998.
(2) Exclusive of accrued interest and distributions, if any.
(3) $1,546,391,750 in aggregate principal amount of Convertible Junior Subordinated Debentures due 2028 (the "Convertible Junior Subordinated Debentures") of Union Pacific Corporation (the "Company") were issued and sold to Union Pacific Capital Trust (the "Trust") in connection with the issuance by the Trust of 30,000,000 of its 6 1/4% Convertible Preferred Securities (the "Convertible Preferred Securities"). The Convertible Junior Subordinated Debentures may be distributed, under certain circumstances, to the holders of the Convertible Preferred Securities for no additional consideration.
(4) Such number of shares of Common Stock, par value $2.50 per share, of the Company (the "Company Common Stock") as are initially issuable upon conversion of the Convertible Preferred Securities or the Convertible Junior Subordinated Debentures registered hereunder. This Registration Statement also covers such shares of Company Common Stock as may be issuable pursuant to anti-dilution adjustments.
(5) Includes the rights of holders of the Convertible Preferred Securities under the Preferred Securities Guarantee. No separate consideration will be received for the Preferred Securities Guarantee.

   THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                    SUBJECT TO COMPLETION, DATED MAY 1, 1998

                  30,000,000 CONVERTIBLE PREFERRED SECURITIES
                          UNION PACIFIC CAPITAL TRUST

                    6 1/4% Convertible Preferred Securities
          (Liquidation Amount $50 per Convertible Preferred Security)
                 Guaranteed to the extent set forth herein by,
                     and convertible into common stock of,

                         Union Pacific Corporation Logo

     This Prospectus relates to the 6 1/4% Convertible Preferred Securities (the "Convertible Preferred Securities"), which represent undivided preferred beneficial ownership interests in the assets of Union Pacific Capital Trust, a statutory business trust formed under the laws of the State of Delaware (the "Trust" or the "Issuer"), and the shares of common stock, par value $2.50 per share (the "Company Common Stock"), of Union Pacific Corporation, a Utah corporation (the "Company"), issuable upon conversion of the Convertible Preferred Securities. The Convertible Preferred Securities were issued and sold (the "Original Offering") on April 1, 1998 (the "Original Offering Date") to the Initial Purchasers (as defined herein) and were simultaneously sold by the Initial Purchasers in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), in the United States to persons reasonably believed by the Initial Purchasers to be qualified institutional buyers as defined in Rule 144A under the Securities Act, to a limited number of institutional "accredited investors" (as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act) and outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. The Company owns all the common securities issued by the Trust (the "Common Securities" and, together with the Convertible Preferred Securities, the "Trust Securities"). The Trust was formed for the sole purpose of issuing the Trust Securities and using the proceeds thereof to purchase from the Company the Convertible Junior Subordinated Debentures Due 2028 (the "Convertible Junior Subordinated Debentures") having the terms described herein. The holders of the Convertible Preferred Securities will have a preference with respect to payments in respect of distributions and payments upon liquidation, redemption or otherwise over holders of the Common Securities of the Trust.

     The Convertible Preferred Securities, the Convertible Junior Subordinated Debentures and the Company Common Stock issuable upon conversion of the Convertible Preferred Securities (collectively the "Offered Securities") may be offered and sold from time to time by the holders named herein or by their transferees, pledgees, donees or successors (collectively, the "Selling Holders") pursuant to this Prospectus. The Offered Securities may be sold by the Selling Holders from time to time directly to purchasers or through agents, underwriters or dealers. See "Plan of Distribution" and "Selling Holders." If required, the names of any other Selling Holders, agents or underwriters involved in the sale of the Offered Securities and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in an accompanying supplement to this Prospectus (a "Prospectus Supplement"). The Selling Holders will receive all of the proceeds from the sale of the Offered Securities and will pay all underwriting discounts and selling commissions, if any, applicable to any such sale. The Company is responsible for payment of all other expenses incident to the offer and sale of the Offered Securities. The Selling Holders and any broker-dealers, agents or underwriters which participate in the distribution of the Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Offered Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of indemnification arrangements.

     PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER MATTERS DISCUSSED UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 1.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this Prospectus is              , 1998.

     As used herein, (i) the "Indenture" means the Convertible Junior Subordinated Indenture, between the Company and The Bank of New York, as trustee (the "Debenture Trustee") relating to the Issuer, (ii) the "Declaration" means the Amended and Restated Declaration of Trust relating to the Issuer among the Company, as Depositor (the "Depositor"), The Bank of New York as Property Trustee (the "Property Trustee"), The Bank of New York (Delaware) as Delaware Trustee (the "Delaware Trustee"), and the individuals named as Administrative Trustees therein (the "Administrative Trustees") (collectively with the Property Trustee and the Delaware Trustee, the "Issuer Trustees") and (iii) the "Guarantee" means the Guarantee Agreement between the Company and The Bank of New York (the "Guarantee Trustee").

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC" or the "Commission"). Such reports, proxy statements, and other information filed by the Company can be inspected and copied at the public reference facilities of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549, and at the following Regional Offices of the
Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may also be obtained from the Public Reference Section of the SEC at Judiciary Plaza. 450 Fifth Street, NW, Washington, DC 20549, at prescribed rates. Such material can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Such material may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov).

     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act with respect to the Offered Securities. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Trust and the Offered Securities, reference is made to the Registration Statement. Any statements made in this Prospectus concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission.

     No separate financial statements of the Issuer have been included herein. The Company does not consider that such financial statements would be material to holders of the Convertible Preferred Securities because (i) all of the voting securities of the Issuer will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Issuer has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Issuer and investing the proceeds thereof in Convertible Junior Subordinated Debentures issued by the Company and (iii) the obligations of the Issuer under the Trust Securities are fully and unconditionally guaranteed by the Company to the extent that the Issuer has funds available to meet such obligations. See "Description of Convertible Junior Subordinated Debentures" and "Description of Guarantee."

                             CAUTIONARY INFORMATION

     CERTAIN INFORMATION INCLUDED IN THIS PROSPECTUS UNDER THE CAPTIONS "RISK FACTORS" AND "THE COMPANY" CONTAINS, AND OTHER MATERIALS FILED OR TO BE FILED BY THE COMPANY WITH THE COMMISSION INCORPORATED BY REFERENCE HEREIN (AS WELL AS INFORMATION INCLUDED IN ORAL STATEMENTS MADE OR TO BE MADE BY THE COMPANY) CONTAIN OR WILL CONTAIN, FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. SUCH FORWARD-LOOKING INFORMATION MAY INCLUDE, WITHOUT LIMITATION, STATEMENTS THAT THE COMPANY DOES NOT EXPECT THAT CLAIMS OR OTHER MATTERS WILL HAVE A MATERIAL ADVERSE EFFECT ON ITS CONSOLIDATED FINANCIAL CONDITION, RESULTS OF OPERATIONS OR LIQUIDITY AND OTHER SIMILAR EXPRESSIONS CONCERNING MATTERS THAT ARE NOT HISTORICAL FACTS, AND PROJECTIONS OR PREDICTIONS AS TO THE COMPANY'S FINANCIAL OR OPERATIONAL RESULTS. SUCH FORWARD-LOOKING INFORMATION IS OR WILL BE BASED ON

INFORMATION AVAILABLE AT THAT TIME, AND IS OR WILL BE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN THE STATEMENTS. IMPORTANT FACTORS THAT COULD CAUSE SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, WHETHER UNION PACIFIC RAILROAD COMPANY IS FULLY SUCCESSFUL IN OVERCOMING ITS CONGESTION-RELATED PROBLEMS AND IMPLEMENTING THE PLAN (AS DEFINED IN HEREIN) AND OTHER OPERATIONAL AND FINANCIAL INITIATIVES, INDUSTRY COMPETITION AND REGULATORY DEVELOPMENTS, NATURAL EVENTS SUCH AS FLOODS AND EARTHQUAKES, THE EFFECTS OF ADVERSE GENERAL ECONOMIC CONDITIONS, FUEL PRICES, LABOR STRIKES AND THE ULTIMATE OUTCOME OF SHIPPER CLAIMS RELATED TO CONGESTION, ENVIRONMENTAL INVESTIGATIONS OR PROCEEDINGS AND OTHER TYPES OF CLAIMS AND LITIGATION.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference herein its Annual Report on Form 10-K for the fiscal year ended December 31, 1997, its current reports on Form 8-K dated January 23, 1998, February 26, 1998, March 20, 1998, March 25, 1998, March 31, 1998, April 1, 1998, April 20, 1998 and April 23, 1998, and the
description of capital stock of the Company that is contained in the registration statement filed under the Exchange Act under File No. 1-6075, including all amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates the termination of the offering hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing of such documents.

     Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the above documents incorporated or deemed to be incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates) and any other information requested thereby as described above under "Available Information." Written or oral requests should be directed to the Company's principal executive office at: Union Pacific Corporation, 1717 Main Street, Suite 5900, Dallas, Texas 75201-4605, Attention:
Corporate Secretary (telephone 214-743-5600).

                                  RISK FACTORS

     Prospective purchasers of the Offered Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters.

RISK FACTORS RELATING TO THE COMPANY

CONGESTION AND SERVICE ISSUES; IMPACT ON RESULTS OF OPERATIONS

     In the third quarter of 1997, congestion began to have a serious adverse effect on the operations and earnings of Union Pacific Railroad Company ("UPRR"), the Company's principal rail subsidiary. System congestion started in and around Houston and the coastal areas of Texas and Louisiana (the "Gulf Coast region") and spread throughout the system as UPRR shifted resources to help mitigate the problem in the Gulf Coast region. The Company reported a decline in net income from continuing operations of approximately 41%, from $733 million for 1996 to $432 million for 1997. Moreover, the Company incurred a net loss of $152 million ($.62 per diluted share) in the fourth quarter of 1997 (which included a $40 million after tax loss recognized in connection with Company's planned sale of Skyway Freight Systems, Inc. ("Skyway"). This decline in earnings is primarily the result of UPRR's service and congestion problems. The Company estimates that the combined effects of lost business, higher costs associated with system congestion, and costs associated with the implementation of the service recovery plan described below, alternate transportation and customer claims had a negative effect on net income for 1997 of approximately $450 million, after tax. Although progress has been made to date in improving service, UPRR expects these problems to have an adverse impact on 1998 results. On April 23, 1998, the Company reported a net loss of $62 million ($.25 per diluted share) for the first quarter of 1998.

     The Company has adopted certain measures to alleviate the congestion problems, including the implementation of a Service Recovery Plan (the "Plan") on October 1, 1997. The Plan focuses on reducing the number of cars on the system and restoring system velocity, which, in turn, results in more reliable service to customers. While the Company believes that it will ultimately be successful in alleviating the congestion-related problems experienced by UPRR and returning the Company to profitability, there can be no assurance that the recovery will not be delayed for a substantial period, which would have a continuing adverse effect on the Company's financial results, or that additional measures will not be necessary to resolve such problems. The timing of the Company's return to profitability will be determined by how rapidly it is able to eliminate congestion and return to normal operations throughout its system. As a result of recent operating losses at UPRR and in order to fund its capital program, the Company has incurred substantial incremental debt since December 31, 1997, and the Company expects to incur significant additional debt during the remainder of 1998.

RAIL SERVICE PROCEEDINGS AND RELATED MATTERS

     UPRR is currently subject to an emergency service order issued by the Surface Transportation Board of the U.S. Department of Transportation (the "STB") on October 31, 1997, as an outgrowth of a proceeding initiated by the STB on October 2, 1997 to investigate rail service problems in the western United States. The original service order, which, among other things, imposed several temporary measures designed to reduce congestion on UPRR's lines in the Houston area, was modified and extended by a supplemental order dated December 4, 1997. On February 25, 1998, the STB, citing the gravity of UPRR's congestion problems and characterizing them as "not yet close to being resolved," further modified the emergency service order and extended it until August 2, 1998, the maximum period allowable under law for the original order.

     On March 31, 1998, the STB initiated a proceeding under its continuing oversight jurisdiction with respect to the merger of Southern Pacific Transportation Company and its affiliated railroads ("Southern Pacific") and UPRR, to consider proposals for new remedial conditions to the merger as they pertain to service in the Houston, Texas/Gulf Coast area. The proceeding was initiated in response to submissions by Texas Mexican Railway Company ("Tex Mex"), Kansas City Southern Railway Company ("KCS") and the Greater Houston Partnership ("GHP"), proposing that UPRR be directed to transfer certain lines in the Gulf Coast region to other rail carriers and proposing the establishment of a "neutral" switching operation in the greater Houston area. The STB's decision announcing the proceeding established a procedural schedule for the submission of evidence, replies and rebuttal. There can be no assurance that the proposals advanced by Tex Mex, KCS, GHP or other parties in the remedial conditions proceeding will not be approved in some form. In addition, if the congestion problems persist, the STB may institute a new proceeding at the end of the current one in light of developments concerning UPRR's operations in 1998.

SHIPPER CLAIMS

     Certain customers have submitted claims or stated their intention to submit claims to UPRR for damages related to the delay of shipments as a result of congestion problems, and certain customers have filed lawsuits seeking relief related to such delays. The nature of the damages sought by claimants includes, but is not limited to, contractual liquidated damages, freight loss or damage, alternative transportation charges, additional production costs, lost business and lost profits. In addition, some customers have asserted that they have the right to cancel contracts as a result of alleged material breaches of such contracts by UPRR. While the Company does not believe that such claims will have a material adverse effect on its consolidated financial condition, it is not possible to determine fully the effects of all asserted and unasserted claims. As the congestion problems continue, the Company expects additional claims by shippers. The Company will continue to evaluate the adequacy of its reserves for claims and expects to add to such reserves as appropriate.

SHAREHOLDER LITIGATION

     The Company and certain of its officers and directors are currently defendants in two purported class action securities lawsuits, and certain current and former directors of the Company are currently defendants in a purported derivative action filed on behalf of the Company. The class action suits allege, among other things, that management failed to disclose properly UPRR's service and safety problems and thereby issued materially false and misleading statements concerning the Company's acquisition of Southern Pacific's parent corporation and the safe, efficient operation of UPRR's rail network. The derivative action alleges, among other things, that the named current and former directors breached their fiduciary duties to the Company by approving the acquisitions of the parent corporations of Southern Pacific and CNW (as defined herein) without ensuring that the Company or UPRR had adequate systems in place to integrate effectively those companies into the operations of the Company and UPRR. These lawsuits were filed in late 1997 in the Federal District Court for the Northern District of Texas and seek to recover unspecified amounts of damages. The Company believes that these claims are without merit and intends to defend them vigorously.

RAIL ACCESS AND COMPETITION

     Acting pursuant to requests from two members of Congress and responding to shippers' concerns about railroad service quality, railroad rates and allegedly inadequate regulatory remedies, the STB on April 17, 1998, following two days of hearings, issued a decision opening inquiries into certain elements of rail regulation. The STB noted that no parties to the hearings had shown how aggressive remedies designed to produce lower rates and enhance competition would permit the industry to cover system costs and support reinvestment. Nevertheless, it (a) directed a panel of disinterested economic experts to recommend appropriate standards to measure railroad revenue adequacy, which is used to determine whether rates are lawful; (b) initiated a rulemaking proceeding to consider revisions to "competitive access" regulations in order to address quality of service issues; (c) ordered interested parties to identify modifications to regulations governing access on non-service-related grounds;
(d) began a proceeding to consider eliminating product and geographic competition as factors to be considered in deciding whether a railroad has market dominance over rail traffic; (e) ordered large and small railroads to negotiate arrangements that would increase the role of short-line rail carriers; and (f) directed the railroads to establish "formalized dialogue" immediately with large and small shippers and rail labor. Should the STB or Congress take aggressive action (e.g., by making purportedly competition-enhancing changes in rate and route regulation and "access" provisions), the adverse effect on UPRR and other railroads could be material.

RISK FACTORS RELATING TO THE CONVERTIBLE PREFERRED SECURITIES

RANKING OF OBLIGATIONS UNDER THE GUARANTEE AND THE CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES

     The obligations of the Company arising and accruing under the Guarantee issued by the Company for the benefit of the holders of Convertible Preferred Securities and under the Convertible Junior Subordinated Debentures are general unsecured obligations of the Company which are subordinate and junior in right of payment, to the extent and in the manner set forth in the Guarantee and the Indenture, to all Senior Debt of the Company. At February 28, 1998, the aggregate outstanding Senior Debt (as defined under "Description of Convertible Junior Subordinated Debentures -- Subordination") of the Company was $7.0 billion.

     Since the Company is principally a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's dissolution, winding-up, liquidation or reorganization or otherwise (and thus the ability of holders of the Convertible Preferred Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Company may itself be a creditor of that subsidiary and its claims are recognized. There are various legal limitations on the extent to which certain of the Company's subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, the Company or certain of its other subsidiaries. Accordingly, the Convertible Junior Subordinated Debentures and the Guarantee will at all times be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Convertible Junior Subordinated Debentures and the Guarantee should look only to the assets of the Company for payments on the Convertible Junior Subordinated Debentures and the Guarantee. None of the Indenture, the Guarantee and the Declaration places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by the Company or the amount of debt that may be incurred by the Company's subsidiaries. At February 28, 1998, the Company's subsidiaries had Debt and other liabilities of approximately $7.7 billion. See "Description of Guarantee -- Status of the Guarantee" and "Description of Convertible Junior Subordinated Debentures -- Subordination." The ability of the Issuer to pay amounts due on the Convertible Preferred Securities is solely dependent upon the Company making payments on the Convertible Junior Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

     Provided that no Event of Default (as defined in the Indenture) has occurred and is continuing with respect to the Convertible Junior Subordinated Debentures (a "Debenture Event of Default"), the Company has the right under the Indenture to defer the payment of interest on the Convertible Junior Subordinated Debentures accruing at any time or from time to time for successive periods (each, a "Deferral Period") not exceeding 20 consecutive quarters with respect to each Deferral Period; provided that no Deferral Period may extend beyond the Stated Maturity (as defined herein) of the Convertible Junior Subordinated Debentures. See "Description of Convertible Junior Subordinated Debentures -- Option to Extend Interest Payment Date." As a consequence of any such deferral, quarterly Distributions on the Convertible Preferred Securities by the Issuer will be deferred (and the amount of Distributions to which holders of the Convertible Preferred Securities are entitled will accumulate additional Distributions thereon, compounded quarterly from the relevant payment date for such Distributions) during any such Deferral Period. During any such Deferral Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock (which includes common stock and preferred stock) other than stock dividends paid by the Company which consist of stock of the same class as that on which the dividend is being paid or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that then rank pari passu in all respects with or junior in interest to the Convertible Junior Subordinated Debentures (other than (a) dividends or distributions in Company Common Stock,
(b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of Company Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plan or any other contractual obligation of the Company (other than a contractual obligation ranking pari passu with or junior to the Convertible Junior Subordinated Debentures), (e) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (f) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). A Deferral Period will terminate upon the payment by the Company of all amounts then accrued and unpaid on the Convertible Junior Subordinated Debentures (together with interest thereon compounded quarterly, to the extent permitted by applicable law). Prior to the termination of any such Deferral Period, the Company may further defer the payment of interest; provided that no Deferral Period may exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Convertible Junior Subordinated Debentures. Upon the termination of any Deferral Period, and subject to the foregoing limitations, the Company may elect to begin a new Deferral Period subject to the above conditions. There is no limitation on the number of times that the Company may elect to begin a Deferral Period. See "Description of Convertible Preferred Securities -- Distributions" and "Description of Convertible Junior Subordinated Debentures -- Option to Extend Interest Payment Date."

     Because the Company believes that the likelihood of its exercising its option to defer payments of interest is remote, it will treat the Convertible Junior Subordinated Debentures as issued without "original issue discount" ("OID") for United States Federal income tax purposes in accordance with applicable Treasury regulations. As a result, holders of Convertible Preferred Securities generally will include their allocable share of the interest on the Convertible Junior Subordinated Debentures in taxable income under their own methods of tax accounting (i.e., cash or accrual). Under applicable Treasury regulations, however, if the Company were to exercise its right to defer payments of interest, those Convertible Junior Subordinated Debentures would be treated as reissued for OID purposes with OID in an amount equal to the remaining interest payments thereon and would remain OID instruments for as long as the Convertible Junior Subordinated Debentures remained outstanding. Consequently, for United States Federal income tax purposes, holders of the related Convertible Preferred Securities would be required to include their pro rata share of OID in gross income as it accrues in advance of the receipt of cash attributable to such interest income. Such holders would not receive the cash related to such income if they dispose of the Convertible Preferred Securities prior to the record date for payment of distributions thereafter. See "United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and "-- Sales of Convertible Preferred Securities."

     The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Convertible Junior Subordinated Debentures. However, should the Company elect to exercise such right in the future, the market price of the Convertible Preferred Securities is likely to be adversely affected. A holder that disposes of its Convertible Preferred Securities during a Deferral Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Convertible Preferred Securities. In addition, as a result of the existence of the Company's right to defer interest payments on the Convertible Junior Subordinated Debentures the market price of the Convertible

Preferred Securities may be more volatile than the market prices of other securities on which original issue discount accrue, that are not subject to such deferrals.

TAX EVENT OR INVESTMENT COMPANY EVENT REDEMPTION OR DISTRIBUTION

     Upon the occurrence of a Tax Event (except in certain limited circumstances) or Investment Company Event (each as defined under "Description of Convertible Preferred Securities -- Tax Event or Investment Company Event Redemption"), the Company will cause the Issuer Trustees to liquidate the Issuer and cause Convertible Junior Subordinated Debentures to be distributed pro rata to the holders of the Convertible Preferred Securities. In certain limited circumstances upon the occurrence of a Tax Event, the Company will have the right to redeem the Convertible Junior Subordinated Debentures, in whole, but not in part, for the principal amount thereof plus accrued and unpaid interest thereon, in lieu of a distribution of the Convertible Junior Subordinated Debentures, in which event the Convertible Preferred Securities will be redeemed in whole at the liquidation amount of $50 per each of the Convertible Preferred Securities plus accrued and unpaid Distributions. In the case of a Tax Event, the Company may also elect to cause the Convertible Preferred Securities to remain outstanding and pay Additional Sums on the Convertible Junior Subordinated Debentures. See "Description of Convertible Preferred
Securities -- Tax Event or Investment Company Event Redemption or Distribution" and "Description of Convertible Junior Subordinated Debentures -- Additional Sums."

     There can be no assurance as to the market prices for Convertible Preferred Securities or for Convertible Junior Subordinated Debentures that may be distributed in respect of Convertible Preferred Securities if a liquidation of the Issuer occurs. Accordingly, the Convertible Preferred Securities, or the Convertible Junior Subordinated Debentures that a holder of Convertible Preferred Securities may receive upon liquidation of the Issuer, may trade at a discount to the price that the investor paid to purchase the Convertible Preferred Securities offered hereby. Because holders of Convertible Preferred Securities may receive Convertible Junior Subordinated Debentures upon termination of the Issuer, prospective purchasers of Convertible Preferred Securities are also making an investment decision with regard to the Convertible Junior Subordinated Debentures and should carefully review all the information regarding the Convertible Junior Subordinated Debentures contained herein. See "Description of Convertible Junior Subordinated Debentures."

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES

     The Company, as holder of all of the outstanding Common Securities, has the right at any time to terminate the Issuer and, after satisfaction of liabilities to creditors of the Issuer in accordance with applicable law, to cause the Convertible Junior Subordinated Debentures to be distributed to the holders of the Convertible Preferred Securities and Common Securities in liquidation of the Issuer, provided that the Issuer Trustees shall have received an opinion of tax counsel to the effect that holders of Convertible Preferred Securities will not recognize any income, gain or loss on such distribution for United States Federal income tax purposes.

RIGHTS UNDER THE GUARANTEE

     The Bank of New York will act as the Guarantee Trustee and will hold the Guarantee for the benefit of the holders of the Convertible Preferred Securities. The Bank of New York will also act as Debenture Trustee for the Convertible Junior Subordinated Debentures and as Property Trustee under the Declaration. The Guarantee guarantees to the holders of the Convertible Preferred Securities the following payments, to the extent not paid by the
Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Convertible Preferred Securities, to the extent that the Issuer has funds on hand available therefor at such time; (ii) the Redemption Price (as defined herein) with respect to any Convertible Preferred Securities called for redemption, to the extent that the Issuer has funds on hand available therefor at such time; and (iii) upon a voluntary or involuntary termination, dissolution or liquidation of the Issuer (unless the Convertible Junior Subordinated Debentures are distributed to holders of the Trust Securities), the lesser of
(a) the aggregate of the liquidation amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Issuer has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer remaining available for distribution to holders of the Convertible Preferred Securities on liquidation of the Issuer. The Company's obligations arising or accruing under the Guarantee will be general unsecured obligations and will be subordinated as described under "-- Ranking of Obligations Under the Guarantee and the Convertible Junior Subordinated Debentures." The holders of at least a majority in aggregate liquidation amount of the outstanding Convertible Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee.

     Any holder of the Convertible Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable under the Convertible Junior Subordinated Debentures, the Issuer will lack funds for the payment of Distributions or amounts payable on redemption of the Convertible Preferred Securities or otherwise, and, in such event, holders of the Convertible Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, if a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay any amounts payable in respect of the Convertible Junior Subordinated Debentures on the payment date on which such payment is due, then a holder of Convertible Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of any amounts payable in respect of such Convertible Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Convertible Preferred Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will have a right of set-off under the Indenture to the extent of any payment made by the Company to such holder of Convertible Preferred Securities in the Direct Action. Except as described herein, holders of Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Junior Subordinated Debentures or assert directly any other rights in respect of the Convertible Junior Subordinated Debentures. See "Description of Convertible Junior Subordinated Debentures -- Debenture Events of Default" and "-- Enforcement of Certain Rights by Holders of Convertible Preferred Securities" and "Description of Guarantee." The Declaration provides that each holder of Convertible Preferred Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture.

LIMITED VOTING RIGHTS

     Holders of Convertible Preferred Securities will have limited voting rights relating generally to the modification of the Convertible Preferred Securities and the Guarantee and the exercise of the Issuer's rights as holder of Convertible Junior Subordinated Debentures. Holders of Convertible Preferred Securities will not be entitled to appoint, remove or replace the Property Trustee or the Delaware Trustee except upon the occurrence of certain events described herein. The Property Trustee and the holders of all of the Common Securities may, subject to certain conditions, amend the Declaration without the consent of any holders of Convertible Preferred Securities to cure any ambiguity or to make other provisions not inconsistent with existing provisions of the Declaration or to ensure that the Issuer will not be classified for United States Federal income tax purposes as an association subject to taxation as a corporation or will be classified as a grantor trust. See "Description of Convertible Preferred Securities -- Voting Rights; Amendment of the Declaration" and "-- Removal of Issuer Trustees."

TRADING CHARACTERISTICS OF THE CONVERTIBLE PREFERRED SECURITIES

     If the Convertible Preferred Securities are subject to the OID rules, a holder who disposes of its Convertible Preferred Securities between record dates for payments of Distributions thereon will be required to include OID on the Convertible Junior Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to its adjusted tax basis. To the extent the selling price is less than the holder's adjusted tax basis (which basis will include all accrued but unpaid OID), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes. See "United States Federal Income Tax Consequences."

ABSENCE OF PUBLIC MARKET

     There is no existing market for the Convertible Preferred Securities (or the Convertible Junior Subordinated Debentures) and there can be no assurance as to the liquidity of any markets that may develop for the Convertible Preferred Securities (or the Convertible Junior Subordinated Debentures), the ability of the holders to sell their Convertible Preferred Securities (or Convertible Junior Subordinated Debentures) or at what price holders of the Convertible Preferred Securities (or the Convertible Junior Subordinated Debentures) will be able to sell such securities. Future trading prices of the Convertible Preferred Securities (and the Convertible Junior Subordinated Debentures) will depend on many factors including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities. The Initial Purchasers currently make a market for the Convertible Preferred Securities offered hereby; however, the Initial Purchasers are not obligated to do so and such market making activity is subject to the limits imposed by applicable law and may be discontinued at any time without notice.

ANTI-TAKEOVER PROVISIONS

     The Company has adopted a number of anti-takeover measures. The Company's Revised Articles of Incorporation provide that certain transactions between the Company and a beneficial owner of more than 10% of the Company's voting stock, or an affiliate of such beneficial holder, require either (i) approval of a majority of the Company's voting stock other than that held by such beneficial holders or their affiliates, (ii) the satisfaction of certain minimum price requirements and other procedural requirements or (iii) the approval of a majority of the Company's directors who are not related to such beneficial owner. The Company's Revised Articles of Incorporation and By-laws contain other such anti-takeover measures. See "Description of Company Common Stock."

                                  THE COMPANY

     The Company, incorporated in Utah in 1969, operates through subsidiaries primarily in the areas of rail transportation and trucking. The Company's rail transportation operations principally consist of UPRR, which includes two major acquisitions since 1995, Southern Pacific and Chicago and North Western Railway Company and its affiliated railroads ("CNW"). The Company's trucking operations principally consist of Overnite Transportation Company ("Overnite").

     Rail Transportation. UPRR is the largest railroad in the United States (measured in both track miles and freight revenue), operating nearly 35,000 route miles linking Pacific Coast and Gulf Coast ports to the Midwest and eastern U.S. gateways and providing several north/south corridors to key Mexican gateways. UPRR serves the western two-thirds of the country and cooperates with other carriers in the handling of freight to and from the Atlantic seaboard, the Pacific Coast, the Southeast, the Southwest, Canada and Mexico. Export and import traffic is moved through Gulf Coast and Pacific Coast ports and across the Mexican and Canadian borders (primarily through interline connections). Major categories of freight hauled by UPRR are agricultural products, automotive, chemicals, energy (primarily coal), industrial products and intermodal.

     Beginning in 1995, the Company made significant railroad acquisitions.

     - In April 1995, the Company acquired the remaining 71.6% of the outstanding common stock of CNW's parent corporation not previously owned by the Company for $1.2 billion.

     - In September 1995, the Company acquired 25% of Southern Pacific's parent corporation, and, in September 1996, it acquired the remaining 75% after receipt of a decision from the STB approving the Company's acquisition of Southern Pacific. The aggregate purchase price was $4.1 billion, comprised of $2.5 billion in the Company's common stock and $1.6 billion in cash.

     - During 1997, UPRR and a consortium of partners were granted a 50-year concession for the Pacific-North and Chihuahua Pacific rail lines in Mexico and a 25% stake in the Mexico City Terminal Company at an aggregate price of $525 million. UPRR holds a 13% ownership share in the consortium. The consortium assumed operational control of both lines in February 1998.

     Trucking. The Company's other major line of business is truck transportation. Overnite, a major interstate trucking company specializing in less-than-truckload shipments, serves all 50 states and portions of Canada and Mexico through 164 service centers located throughout the United States. Overnite transports a variety of products, including machinery, tobacco, textiles, plastics, electronics and paper products. During 1997 and 1996, Overnite continued to benefit from several initiatives implemented in 1996 which were aimed at better matching its operations to the current trucking industry environment. These actions included workforce reductions, service center consolidations, centralization of the linehaul management process and pricing initiatives to eliminate less profitable freight from its mix. Overnite recorded net income before amortization of goodwill of $24 million in 1997 compared to a loss (before such amortization) of $23 million in 1996.

     Natural Resources Divestiture. In July 1995, the Company's Board of Directors approved a formal plan to dispose of its oil, gas and mining business through an initial public offering (the "IPO") of 17% of the common stock of Union Pacific Resources Group, Inc. ("Resources"), followed by a distribution of the Company's remaining interest in Resources to the Company's stockholders on a tax-free, pro-rata basis (the "Spin-Off"). In October 1995, Resources completed the IPO, and, after the Company's receipt of a favorable Internal Revenue Service ruling as to the tax-free nature of the Spin-Off, the Company completed its divestiture of Resources in October 1996.

     Skyway Divestiture. In January 1998, the Company announced its intention to sell Skyway, a wholly-owned subsidiary engaged in contract logistics and supply chain management, by the end of the year. In connection with the planned sale, the Company recognized a $40 million after tax loss in the fourth quarter of 1997. In 1997, Skyway had revenues of $152 million and an operating net loss of $5.5 million.

     The Company's executive offices are located at 1717 Main Street, Suite 5900, Dallas, Texas 75201-4605, and its telephone number is (214) 743-5600.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Company's ratio of earnings to fixed charges on a historical basis for each of the five years ended December 31, 1997.

                                                         YEAR ENDED DECEMBER 31
                                        ---------------------------------------------------------
                                          1993        1994        1995        1996        1997
                                          ----        ----        ----        ----        ----
Ratio of earnings to fixed charges....      1.8         2.7         2.8         2.7         1.8

     The ratio of earnings to fixed charges has been computed on a total enterprise basis. Earnings represent income from continuing operations before the cumulative effect of accounting changes less equity in undistributed earnings of unconsolidated affiliates, plus income taxes and fixed charges. Fixed charges represent interest, amortization of debt discount and expense and the estimated interest portion of rental charges.

                              ACCOUNTING TREATMENT

     For financial reporting purposes, the Trust will be treated as a subsidiary of the Company and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of the Company. The Convertible Preferred Securities will be presented as a separate line item in the consolidated balance sheet of the Company entitled "Company-obligated mandatorily redeemable Convertible Preferred Securities of Union Pacific Capital Trust," and appropriate disclosures about the Convertible Preferred Securities, the Guarantee and the Convertible Junior Subordinated Debentures will be included in the notes to the Company's consolidated financial statements. For financial reporting purposes, the Company will record distributions payable on the Convertible Preferred Securities as a financing charge to earnings in the Company's statement of consolidated income.

                                USE OF PROCEEDS

     The Selling Holders will receive all of the proceeds from the sale of the Offered Securities. Neither the Company nor the Issuer will receive any of the proceeds from the sale of the Offered Securities.

                          UNION PACIFIC CAPITAL TRUST

     Union Pacific Capital Trust is a statutory business trust that was formed under Delaware law on March 17, 1998. The Trust's original declaration of trust was amended and restated in its entirety by the Company, as sponsor of the Trust, and the trustees of the Issuer (the "Issuer Trustees") (as so amended and restated, the "Declaration"), on the Original Offering Date. The Company directly or indirectly owns Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Issuer. Payment on the Common Securities will be made pro rata with the Convertible Preferred Securities except that upon the occurrence and during the continuance of an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Convertible Preferred Securities. The assets of the trust consist principally of the Convertible Junior Subordinated Debentures, and payments under the Convertible Junior Subordinated Debentures are the sole revenue of the Issuer. The Issuer exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Convertible Junior Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto.

     Pursuant to the Declaration, there are initially five Issuer Trustees. Three of the Issuer Trustees (the "Administrative Trustees") are individuals who are employees or officers of or who are affiliated with the Company. The fourth trustee is a financial institution that is unaffiliated with the Company (the "Property Trustee"). The fifth trustee is an entity which maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). Initially, The Bank of New York, a New York banking corporation, acts as Property Trustee and its affiliate, The Bank of New York (Delaware), a Delaware banking corporation, acts as Delaware Trustee until, in each case, removed or replaced by the holder of the Common Securities. The Bank of New York also acts as indenture trustee under the Guarantee (the "Guarantee Trustee") and under the Indenture (the "Debenture Trustee"). See "Description of Guarantee" and "Description of Convertible Junior Subordinated Debentures." In certain circumstances, the holders of a majority of the Convertible Preferred Securities will be entitled to appoint one additional trustee (a "Special Trustee"), who need not be an officer or employee of or otherwise affiliated with the Company, who will have the same rights, powers and privileges as the Administrative Trustees. See "Description of Convertible Preferred Securities -- Voting Rights; Amendment of the Declaration."

     The Property Trustee holds title to the Convertible Junior Subordinated Debentures for the benefit of the holders of the Trust Securities and the Property Trustee has the power to exercise all rights, powers and privileges under the Indenture as the holder of the Convertible Junior Subordinated Debentures. In addition, the Property Trustee maintains exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the convertible Junior Subordinated Debentures for the benefit of the holders of the Trust Securities. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Convertible Preferred Securities. Subject to the right of the holders of the Convertible Preferred Securities to appoint a Special Trustee, the Company, as the direct or indirect holder of all the Common Securities, has the right to appoint, remove or replace any of the Issuer Trustees and to increase or decrease the number of trustees, provided that the number of trustees shall be at least three, a majority of which shall be Administrative Trustees. The Company pays all fees and expenses related to the Trust and the offering of the Convertible Preferred Securities (other than any discounts, commissions, concessions or other compensation paid to any underwriter, broker/dealer or agent in any offering of the Convertible Preferred Securities subsequent to the Original Offering). See "Description of Convertible Junior Subordinated Debentures."

     The rights of the holders of the Convertible Preferred Securities, including economic rights, rights to information and voting rights, are as set forth in the Declaration and the Delaware Business Trust Act, as amended (the "Trust Act"). See "Description of Convertible Preferred Securities." The Declaration, the Indenture and the Guarantee also incorporate by reference the terms of the Trust Indenture Act. It is expected that, at the time the Shelf Registration Statement (as defined herein) becomes effective, the Declaration, the Indenture and the Guarantee will be qualified under the Trust Indenture Act.

     The place of business and the telephone number of the Trust are the principal executive offices and telephone number of the Company. See "The Company."

                DESCRIPTION OF CONVERTIBLE PREFERRED SECURITIES

     The Convertible Preferred Securities and the Common Securities were issued in fully registered form without interest coupons. The Convertible Preferred Securities represent preferred undivided beneficial ownership interests in the Trust and the holders thereof are entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust over the Common Securities, as well as other benefits as described in the Declaration. See "-- Subordination of Common Securities." The Declaration will be qualified under the Trust Indenture Act and incorporates certain provisions of the Trust Indenture Act. This summary of certain provisions of the Convertible Preferred Securities, the Common Securities and the Declaration does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Declaration, including the definitions therein of certain terms. The form of the Declaration is available upon request from the Issuer Trustees.

GENERAL

     Payments on the Convertible Preferred Securities will be made pro rata with payments on the Common Securities, except as described under "-- Subordination of Common Securities." Legal title to the Convertible Junior Subordinated Debentures is held by the Property Trustee on behalf of the Trust in trust for the benefit of the holders of the Convertible Preferred Securities and Common Securities. The Guarantee Agreement executed by the Company for the benefit of the holders of the Convertible Preferred Securities provides for the Guarantee on a subordinated basis with respect to the Convertible Preferred Securities but does not guarantee payment of Distributions or amounts payable on redemption of the Convertible Preferred Securities or on liquidation of the Trust when the Trust does not have funds on hand available to make such payments. See "Description of Guarantee."

DISTRIBUTIONS

     Distributions accrue on the Convertible Preferred Securities from the date of their original issuance at the annual rate of 6 1/4% of the stated liquidation amount of $50 per each of the Convertible Preferred Securities, and are payable quarterly in arrears on each January 1, April 1, July 1 and October 1 (each, a "Distribution Date"), commencing July 1, 1998, to the person in whose name each of the Convertible Preferred Securities is registered, subject to certain exceptions, at the close of business on the fifteenth of the month next preceding the applicable Distribution Date. The amount of Distributions payable for any period will be computed on the number of days elapsed in a 360-day year consisting of twelve 30-day months. In the event that any Distribution Date is not a Business Day, payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payments in respect to any such delay) with the same force and effect as if made on the date such payment was originally payable. Accrued Distributions that are not paid on the applicable Distribution Date will accrue additional Distributions on the amount thereof (to the extent permitted by law), compounded quarterly from the relevant Distribution Date. "Distribution" as used herein shall include quarterly distributions, additional distributions on quarterly distributions not paid on the applicable Distribution Date, Special Distributions and Additional Sums (as defined herein), as applicable. See "Description of Convertible Junior Subordinated Debentures
-- Additional Sums" and "Registration Rights." A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York or London are authorized or required by law or executive order to remain closed, or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

     So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest on the Convertible Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Deferral Period, provided that no Deferral Period may extend beyond the Stated Maturity of the Convertible Junior Subordinated Debentures. See "Description of Convertible Junior Subordinated Debentures -- Option to Extend Interest Payment Date." As a consequence of any such election, quarterly Distributions on the Convertible Preferred Securities by the Trust will be deferred during any such Deferral Period. Deferred Distributions to which holders of the Convertible Preferred Securities are entitled will accumulate additional Distributions thereon, compounded quarterly from the relevant payment date for such Distributions during any such Deferral Period, to the extent permitted by applicable law. During any such Deferral Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) other than stock dividends paid by the Company which consist of stock of the same class as that on which the dividend is being paid, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Convertible Junior Subordinated Debentures, or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Convertible Junior Subordinated Debentures (other than (a) dividends or distributions in Company Common Stock, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of Company Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plan or any other contractual obligation of the Company (other than a contractual obligation ranking pari passu with or junior to the Convertible Junior Subordinated Debentures), (e) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (f) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). A Deferral Period will terminate upon the payment by the Company of all amounts then accrued and unpaid on the Convertible Junior Subordinated Debentures (together with interest thereon compounded quarterly, to the extent permitted by applicable law). Prior to the termination of any such Deferral Period, the Company may further extend such Deferral Period, provided that such deferral does not cause such Deferral Period to exceed 20 consecutive quarters or to extend beyond the Stated Maturity of the Convertible Junior Subordinated Debentures. Upon the termination of any Deferral Period, and subject to the foregoing limitations, the Company may elect to begin a new Deferral Period. No interest or other amounts shall be due and payable during a Deferral Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any such Deferral Period and shall cause the Issuer to give such notice (which shall include notice of the deferral of Distributions on Convertible Preferred Securities) to holders of Convertible Preferred Securities not later than ten days prior to the related record date for Distributions on Convertible Preferred Securities. There is no limitation on the number of times that the Company may elect to begin a Deferral Period. See "Description of Convertible Junior Subordinated Debentures -- Option to Extend Interest Payment Date" and "United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     The Company has no current intention of exercising its right to defer payments of interest on the Convertible Junior Subordinated Debentures.

     The revenue of the Trust available for distribution to holders of the Convertible Preferred Securities is limited to payments under the Convertible Junior Subordinated Debentures. See "Description of Convertible Junior Subordinated Debentures -- General." If the Company does not make interest payments on the Convertible Junior Subordinated Debentures, the Property Trustee will not have funds available to pay

Distributions on the Convertible Preferred Securities. The payment of Distributions (if and to the extent the Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Company on a limited basis as set forth herein under "Description of Guarantee."

CONVERSION RIGHTS

     General. Convertible Preferred Securities are convertible at any time prior to 5:00 p.m., New York City time on the Stated Maturity date (except that Convertible Preferred Securities called for redemption by the Company will be convertible at any time prior to 5:00 p.m., New York City time, on the Business Day preceding any Optional Redemption Date), at the option of the holder thereof and in the manner described below, into shares of Company Common Stock. Each of the Convertible Preferred Securities is convertible, at the option of the holder, into 0.7257 shares of Company Common Stock for each of the Convertible Preferred Securities (equivalent to a conversion price (the "Initial Conversion Price") of $68.90 per share of Company Common Stock). The conversion ratio and the equivalent conversion price are subject to adjustment as described under "-- Conversion Price Adjustments" below, and the conversion price and equivalent conversion ratio in effect at any time after giving effect to all such adjustments are hereinafter referred to as the Applicable Conversion Price and the Applicable Conversion Ratio, respectively. The Issuer has covenanted in the Declaration not to convert Convertible Junior Subordinated Debentures held by it except pursuant to a notice of conversion delivered to the Property Trustee, as Conversion Agent, by a holder of Convertible Preferred Securities. A holder of Convertible Preferred Securities wishing to exercise its conversion right shall deliver an irrevocable conversion notice, together, if such Convertible Preferred Securities are in certificated form with such certificated securities, to the Conversion Agent which shall, on behalf of such holder, exchange such Convertible Preferred Securities for a Like Amount (as defined under
"-- Liquidation of the Trust and Distribution of Convertible Junior Subordinated Debt") of Convertible Junior Subordinated Debentures and immediately convert such Convertible Junior Subordinated Debentures into Company Common Stock. Holders may obtain copies of the required form of the conversion notice from the Conversion Agent.

     Holders of Convertible Preferred Securities at the close of business on a Distribution record date will be entitled to receive the Distribution payable on such Convertible Preferred Securities on the corresponding Distribution Date notwithstanding the conversion of such Convertible Preferred Securities following such Distribution record date but prior to such Distribution Date. Except as provided in the immediately preceding sentence, neither the Issuer nor the Company will make, or be required to make, any payment, allowance or adjustment for accrued and unpaid Distributions, whether or not in arrears, on converted Convertible Preferred Securities. The Company will make no payment or allowance for distributions on the shares of Company Common Stock issued upon such conversion, except to the extent that such shares of Company Common Stock are held of record on the record date for any such distributions. Each conversion will be deemed to have been effected immediately prior to the close of business on the day on which the related conversion notice was received by the Issuer.

     No fractional shares of Company Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by the Company in cash based on the then current market value of the Company Common Stock.

     Conversion Price Adjustments -- General. The Applicable Conversion Price will be subject to adjustment in certain events including, without duplication:
(i) the payment of dividends (and other distributions) payable in Company Common Stock on the Company Common Stock; (ii) the issuance to all holders of Company Common Stock of rights or warrants; (iii) subdivisions and combinations of Company Common Stock; (iv) the payment of dividends (and other distributions) to all holders of Company Common Stock consisting of evidences of indebtedness of the Company, securities or capital stock, cash or assets (including securities, but excluding those rights, warrants, dividends and distributions referred to in clauses (i) and (ii) and dividends and distributions paid exclusively in cash);
(v) the payment of dividends (and other distributions) on Company Common Stock paid exclusively in cash, excluding (a) cash dividends that do not exceed the per share amount of the smallest of the four immediately preceding quarterly cash dividends (as adjusted to reflect any of the events referred to in clauses
(i) through (vi) of this sentence) and (b) cash dividends if the annualized per share amount thereof does not exceed 12 1/2% of the current market price of Company Common Stock as of the trading day immediately preceding the date of declaration of such dividend; and (vi) payment to holders of Company Common Stock in respect of a tender or exchange offer (other than an odd-lot offer) by the Company or any subsidiary of the Company for Company Common Stock at a price in excess of 110% of the current market price of Company Common Stock as of the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer.

     The Company may, at its option, make such reductions in the Applicable Conversion Price as the Company's Board of Directors deems advisable to avoid or diminish any income tax to holders of Company Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "United States Federal Income Tax Consequences -- Adjustment of Conversion Price."

     No adjustment of the Applicable Conversion Price will be made upon the issuance of any shares of Company Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Company Common Stock under any such plan or the issuance of any shares of Company Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program of the Company or pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Convertible Preferred Securities were first issued. There shall also be no adjustment of the Applicable Conversion Price in case of the issuance of any Company Common Stock (or securities convertible into or exchangeable for Company Common Stock), except as specifically described above. If any action would require adjustment of the Applicable Conversion Price pursuant to more than one of the anti-dilution provisions, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to holders of the Convertible Preferred Securities. No adjustment in the Applicable Conversion Price will be required unless such adjustment would require an increase or decrease of at least 1% of the Applicable Conversion Price, but any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

     Conversion Price Adjustments -- Merger, Consolidation or Sale of Assets of the Company. In the event that the Company is a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the assets of the Company, recapitalization or reclassification of Company Common Stock or any compulsory share exchange (each of the foregoing being referred to as a "Company Transaction")), in each case, as a result of which shares of Company Common Stock shall be converted into the right to receive other securities, cash or other property, then lawful provision shall be made as part of the terms of such Company Transaction whereby the holder of each of the Convertible Preferred Securities then outstanding shall have the right thereafter to convert each of the Convertible Preferred Securities only into (i) in the case of any Company Transaction other than a Company Transaction involving a Common Stock Fundamental Change (as defined herein), the kind and amount of securities, cash and other property receivable upon the consummation of such Company Transaction by a holder of that number of shares of Company Common Stock into which each of the Convertible Preferred Securities was convertible immediately prior to such Company Transaction, or
(ii) in the case of a Company Transaction involving a Common Stock Fundamental Change, common stock of the kind received by holders of Company Common Stock (but in each case after giving effect to any adjustment discussed below relating to a Fundamental Change (as defined herein) if such Company Transaction constitutes a Fundamental Change). The holders of Convertible Preferred Securities will have no voting rights with respect to any Company Transaction described in this section.

     In the case of any Company Transaction involving a Fundamental Change, the Applicable Conversion Price will be adjusted immediately after such Fundamental Change as follows:

          (i) in the case of a Non-Stock Fundamental Change, the Applicable Conversion Price of the Convertible Preferred Securities will thereupon become the lower of (a) the Applicable Conversion Price immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments, and (b) the result obtained by multiplying the greater of the Relevant Price or the then applicable Reference Market Price by the Optional Redemption Ratio (such product shall hereinafter be referred to as the "Adjusted Relevant Price" or the "Adjusted Reference Market Price," as the case may be); and

          (ii) in the case of a Common Stock Fundamental Change, the Applicable Conversion Price of the Convertible Preferred Securities immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments, will thereupon be adjusted by multiplying such Applicable Conversion Price by a fraction of which the numerator will be the Purchaser Stock Price and the denominator will be the Relevant Price; provided, however, that in the event of a Common Stock Fundamental Change in which (a) 100% of the value of the consideration received by a holder of Company Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, is paid only with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (b) all of Company Common Stock will have been exchanged for, converted into, or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror or other third party, the Applicable Conversion Price of the Convertible Preferred Securities immediately prior to such Common Stock Fundamental Change will thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator will be one and the denominator will be the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Company Common Stock as a result of such Common Stock Fundamental Change.

     In the absence of the adjustments to the Applicable Conversion Price after a Fundamental Change, in the case of a Company Transaction each of the Convertible Preferred Securities would become convertible into the securities, cash, or other property receivable by a holder of the number of shares of Company Common Stock into which each of the Convertible Preferred Securities was convertible immediately prior to such Company Transaction. Thus, in the absence of the Fundamental Change provisions, a Company Transaction could substantially lessen or eliminate the value of the conversion privilege associated with the Convertible Preferred Securities. For example, if the Company were acquired in a cash merger, each of the Convertible Preferred Securities would become convertible solely into cash and would no longer be convertible into securities whose value would vary depending on the future prospects of the Company and other factors.

     In Non-Stock Fundamental Change transactions, the foregoing conversion price adjustments are designed to increase the securities, cash or other property into which each of the Convertible Preferred Securities is convertible. In a Non-Stock Fundamental Change transaction in which the initial value received per share of Company Common Stock (measured as described in the definition of Adjusted Relevant Price) is lower than the then Applicable Conversion Price of each of the Convertible Preferred Securities but greater than or equal to the Adjusted Reference Market Price, the Applicable Conversion Price will be adjusted as described above with the effect that each of the Convertible Preferred Securities will be convertible into securities, cash or other property of the same type received by the holders of Company Common Stock in such transaction with the Applicable Conversion Price adjusted as though such initial value had been the Adjusted Relevant Price. In a Non-Stock Fundamental Change transaction in which the initial value received per share of Company Common Stock (measured as described in the definition of Adjusted Relevant Price) is lower than both the Applicable Conversion Price of each of the Convertible Preferred Securities and the Adjusted Reference Market Price, the Applicable Conversion Price will be adjusted as described above but calculated as though such initial value had been the Adjusted Reference Market Price.

     In Common Stock Fundamental Change transactions, the foregoing adjustments are designed to provide in effect that (i) where Company Common Stock is converted partly into such common stock and partly into other securities, cash or property, each of the Convertible Preferred Securities will be convertible solely into a number of shares of such common stock determined so that the initial value of such shares (measured as described in the definition of Purchaser Stock Price) equals the value of the shares of Company Common Stock into which each of the Convertible Preferred Securities was convertible immediately before the transaction (measured as aforesaid) and (ii) where Company Common Stock is converted solely into such common stock, each of the Convertible Preferred Securities will be convertible into the same number of shares of such common stock receivable by a holder of the number of shares of Company Common Stock into which each of the Convertible Preferred Securities was convertible immediately before such transaction.

     "Closing Price" of any security on any day means the last reported sale price of such security on such day, or in case no sale takes place on such day, the average of the closing bid and asked prices in each case on the principal national securities exchange on which such securities are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the Nasdaq Stock Market or any successor national automated interdealer quotation system (the "NNM") or, if such securities are not listed or admitted to trading on any national securities exchange or quoted on the NNM, the average of the closing bid and asked prices of such security in the over-the-counter market as furnished by any New York Stock Exchange member firm selected by the Company for such purpose.

     "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of the Company) of the consideration received by holders of Company Common Stock consists of common stock that for each of the ten consecutive trading days immediately prior to and including the Entitlement Date has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the NNM.

     "Entitlement Date" means the record date for determination of the holders of Company Common Stock entitled to receive securities, cash or other property in connection with a Non-Stock Fundamental Change or a Common Stock Fundamental Change or, if there is no such record date, the date upon which holders of Company Common Stock shall have the right to receive such securities, cash or other property.

     "Fundamental Change" means the occurrence of any transaction or event in connection with a plan pursuant to which all or substantially all of Company Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive securities, cash or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided that, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the Applicable Conversion Price, such Fundamental Change shall be deemed to have occurred when substantially all of the Company Common Stock shall be exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property, but the adjustment shall be based upon the highest weighted average per share consideration that a holder of Company Common Stock could have received in such transactions or events as a result of which more than 50% of Company Common Stock shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash or other property.

     "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

     "Optional Redemption Ratio" means a fraction of which the numerator will be $50 and the denominator will be the then current Optional Redemption Price (as defined herein) or, prior to April 10, 2001, an amount per each of the Convertible Preferred Securities determined by the Company in its sole discretion, after consultation with an investment banking firm, to be the equivalent of the hypothetical redemption price that would have been applicable if the Convertible Preferred Securities had been redeemable during such period.

     "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for the common stock received in such Common Stock Fundamental Change for the ten consecutive trading days prior to and including the Entitlement Date, as adjusted in good faith by the Company to appropriately reflect any of the events referred to in clauses (i) through (vi) of the first paragraph under "-- Conversion Price Adjustments -- General."

     "Reference Market Price" shall initially mean on the date of original issuance of the Convertible Preferred Securities, $36.17 (which is an amount equal to 66 2/3% of the last reported sale price for the Company Common Stock on the New York Stock Exchange Composite Tape on March 26, 1998), and, in the event of any adjustment to the Applicable Conversion Price, other than as a result of a Non-Stock Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Applicable Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of $36.17 to the Initial Conversion Price.

     "Relevant Price" means (i) in the case of a Non-Stock Fundamental Change in which the holder of Company Common Stock receives only cash, the amount of cash received by the holder of one share of Company Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the daily Closing Prices for Company Common Stock during the ten consecutive trading days prior to and including the Entitlement Date, in each case as adjusted in good faith by the Company to appropriately reflect any of the events referred to in clauses (i) through (vi) of the first paragraph under "-- Conversion Price Adjustments -- General."

MANDATORY REDEMPTION

     Upon the repayment in full of the Convertible Junior Subordinated Debentures at the Stated Maturity or a redemption in whole or in part of the Convertible Junior Subordinated Debentures (other than following any distribution of the Convertible Junior Subordinated Debentures to the holders of the Trust Securities), the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem, on a pro rata basis, a Like Amount of Trust Securities, on the Redemption Date, in an amount per Trust Security equal to the applicable Redemption Price, which Redemption Price will be equal to (i) the liquidation amount of each of the Convertible Preferred Securities plus any accrued and unpaid Distributions thereon (A) in the case of the repayment of the Convertible Junior Subordinated Debentures at Stated Maturity (the "Stated Maturity Price"), or (B) in the case of the redemption of the Convertible Junior Subordinated Debentures in certain limited circumstances upon the occurrence of a Tax Event or (ii) in the case of an Optional Redemption (as defined herein) on or after April 10, 2001, the Optional Redemption Price.

     If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional amounts on the Convertible Junior Subordinated Debentures such amounts as shall be required so that the Distributions payable by the Trust in respect of the Trust Securities shall not be reduced as a result of any such additional taxes, duties or other governmental charges. See "Description of Convertible Junior Subordinated Debentures -- Additional Sums."

REDEMPTION PROCEDURES

     Trust Securities shall be redeemed, if at all, at the applicable Redemption Price with the proceeds from the contemporaneous repayment or redemption of the Convertible Junior Subordinated Debentures. Redemptions of the Trust Securities shall be made and the applicable Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds on hand available for the payment of such Redemption Price. See also "-- Subordination of Common Securities." As used herein, "Redemption Price" shall mean the "Stated Maturity Price," the "Optional Redemption Price" and the "Tax Event Redemption Price" (as defined herein), as applicable.

     If the Trust gives a notice of redemption in respect of the Convertible Preferred Securities, then, by 12:00 noon, New York City time, on the date fixed for redemption (the "Redemption Date"), to the extent funds are available, with respect to the Convertible Preferred Securities held in global form, the Property Trustee will deposit irrevocably with The Depository Trust Company ("DTC") funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the applicable Redemption Price to the holders of the Convertible Preferred Securities. See "-- Form, Book-Entry Procedures and Transfer." With respect to the Convertible Preferred Securities held in certificated form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Convertible Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Convertible Preferred Securities. See
"-- Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of the Convertible Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Convertible Preferred Securities will cease, except the right of the holders of the Convertible Preferred Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and the Convertible Preferred Securities will cease to be outstanding. In the event that any Redemption Date is not a Business Day, then payment of the applicable Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee as described under "Description of Guarantee," Distributions on Convertible Preferred Securities will continue to accrue from the Redemption Date originally established by the Trust to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

     Subject to applicable law (including, without limitation, United States Federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Convertible Preferred Securities by tender, in the open market or by private agreement.

     If the Company desires to consummate an Optional Redemption it must send a notice to each holder of Trust Securities at its registered address in accordance with the notice procedures set forth under "Description of Convertible Junior Subordinated Debentures -- Redemption -- Optional Redemption." Notice of a Tax Event Redemption will be mailed at least 20 days but not more than 60 days before the Redemption Date to each holder of Convertible Preferred Securities. Notice of repayment at Stated Maturity is not required.

TAX EVENT OR INVESTMENT COMPANY EVENT REDEMPTION OR DISTRIBUTION

     If a Tax Event shall occur and be continuing, the Company shall cause the Issuer Trustees to liquidate the Issuer and cause Convertible Junior Subordinated Debentures to be distributed to the holders of the Convertible Preferred Securities in liquidation of the Issuer within 90 days following the occurrence of such Tax Event; provided, however, that such liquidation and distribution shall be conditioned on (i) the Issuer Trustees' receipt of an opinion of nationally recognized independent tax counsel (reasonably acceptable to the Issuer Trustees) experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Convertible Preferred Securities will not recognize any income, gain or loss for United States Federal income tax purposes as a result of such liquidation and distribution of Convertible Junior Subordinated Debentures, and (ii) the Company being unable to avoid such Tax Event within such 90-day period by taking some ministerial action or pursuing some other reasonable measure that, in the sole judgment of the Company, will have no adverse effect on the Issuer, the Company or the holders of the Convertible Preferred Securities and will involve no material cost. Furthermore, if (i) the Company has received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel (reasonably acceptable to the Issuer Trustees) experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Convertible Junior Subordinated Debentures for United States Federal income tax purposes, even after the Convertible Junior Subordinated Debentures were distributed to the holders of the Convertible Preferred Securities upon liquidation of the Issuer as described above, or (ii) the Issuer Trustees shall have been informed by such tax counsel that it cannot deliver a No Recognition Opinion, the Company shall have the right, upon not less than 20 nor more than 60 days' notice and within 90 days following the occurrence and continuation of the Tax Event, to redeem the Convertible Junior Subordinated Debentures, in whole, but not in part, for cash, for the principal amount thereof plus accrued and unpaid interest thereon and, following such redemption, all the Convertible Preferred Securities will be redeemed by the Issuer at the aggregate liquidation amount thereof plus accrued and unpaid Distributions thereon; provided, however, that, if at the time there is available to the Company or the Issuer the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action or pursuing some other reasonable measure that, in the sole judgment of the Company, will have no adverse effect on the Issuer, the Company or the holders of the Convertible Preferred Securities and will involve no material cost, the Issuer or the Company will pursue such measure in lieu of redemption. See "-- Mandatory Redemption." In lieu of the foregoing options, the Company will also have the option of causing the Convertible Preferred Securities to remain outstanding and pay Additional Sums on the Convertible Junior

Subordinated Debentures. See "Description of Convertible Junior Subordinated Debentures -- Additional Sums."

     "Tax Event" means the receipt by the Property Trustee of an opinion of a nationally recognized independent tax counsel to the Company (reasonably acceptable to the Issuer Trustees) experienced in such matters (a "Dissolution Tax Opinion") to the effect that, as a result of (i) any amendment to or change (including any announced prospective change (which shall not include a proposed change), provided that a Tax Event shall not occur more than 90 days before the effective date of any such prospective change) in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (ii) any judicial decision or official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action") or (iii) any amendment to or change in the administrative position or interpretation of any Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental agency or regulatory body, irrespective of the manner in which such amendment or change is made known, which amendment or change is effective or such Administrative Action or decision is announced, in each case, on or after the date of original issuance of the Convertible Junior Subordinated Debentures or the issue date of the Convertible Preferred Securities issued by the Trust, there is more than an insubstantial risk that (a) if the Convertible Junior Subordinated Debentures are held by the Property Trustee, (I) the Trust is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to interest accrued or received on the Convertible Junior Subordinated Debentures or subject to more than a de minimis amount of other taxes, duties or other governmental charges as determined by such counsel, or (II) any portion of interest payable by the Company to the Trust on the Convertible Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Company in whole or in part for United States Federal income tax purposes or (b) with respect to Convertible Junior Subordinated Debentures which are no longer held by the Property Trustee, any portion of interest payable by the Company on the Convertible Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Company in whole or in part for United States Federal income tax purposes.

     If an Investment Company Event shall occur and be continuing, the Company shall cause the Issuer Trustees to liquidate the Issuer and cause the Convertible Junior Subordinated Debentures to be distributed to the holders of the Convertible Preferred Securities in liquidation of the Issuer within 90 days following the occurrence of such Investment Company Event.

     "Investment Company Event" means the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") to the effect that the Issuer is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the date of this Prospectus.

     The distribution by the Company of the Convertible Junior Subordinated Debentures will effectively result in the cancelation of the Convertible Preferred Securities. See "-- Liquidation of the Trust and Distribution of Convertible Junior Subordinated Debentures."

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES

     The Company, as the holder of the outstanding Common Securities, has the right at any time (including, without limitation, upon the occurrence of a Tax Event or Investment Company Act Event) to terminate the Trust and cause a Like Amount of the Convertible Junior Subordinated Debentures to be distributed to the holders of the Trust Securities upon liquidation of the Trust, provided that the Issuer Trustees shall have received a No Recognition Opinion prior to the liquidation of the Trust; and, provided further that, following such distribution of the Convertible Junior Subordinated Debentures, the Company agrees to use its best efforts to maintain a rating of such Convertible Junior Subordinated Debentures by any nationally recognized rating agency for so long as any such Convertible Junior Subordinated Debentures are outstanding.

     The Trust shall automatically terminate upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the distribution of a Like Amount of the Convertible Junior Subordinated Debentures to the holders of the Trust Securities if the Company, as Depositor, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of the Company, as Depositor); (iii) redemption of all the Trust Securities as described under "-- Mandatory Redemption" above; (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

     If an early termination occurs as described in clause (i), (ii), (iv) or
(v) above, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Convertible Junior Subordinated Debentures, unless such distribution would not be practical, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to, in the case of holders of Convertible Preferred Securities, the aggregate liquidation amount thereof plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Convertible Preferred Securities shall be paid on a pro rata basis. The Company, as holder of the Common Securities, will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Convertible Preferred Securities, except that if a Debenture Event of Default (or an event that, with notice or passage of time, would become such a Debenture Event of Default) or an Event of Default under the Declaration has occurred and is continuing, the Convertible Preferred Securities shall have a priority over the Common Securities with respect to any such distributions. See "-- Subordination of Common Securities."

     "Like Amount" means (i) with respect to a redemption of Convertible Preferred Securities, Convertible Preferred Securities having an aggregate liquidation amount equal to that portion of the principal amount of Convertible Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Convertible Preferred Securities based upon the relative liquidation amounts of such classes and the proceeds of which will be used to pay the applicable Redemption Price of the Convertible Preferred Securities and (ii) with respect to a distribution of Convertible Junior Subordinated Debentures to holders of Convertible Preferred Securities in connection with a dissolution or liquidation of the Trust, Convertible Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Trust Securities of the holder to whom such Convertible Junior Subordinated Debentures are distributed.

     If the Company does not redeem the Convertible Junior Subordinated Debentures prior to maturity and the Trust is not liquidated and the Convertible Junior Subordinated Debentures are not distributed to holders of the Trust Securities, the Convertible Preferred Securities will remain outstanding until the repayment of the Convertible Junior Subordinated Debentures at the Stated Maturity and the distribution of the Liquidation Distribution to the holders of the Convertible Preferred Securities.

     On and after the liquidation date fixed for any distribution of Convertible Junior Subordinated Debentures to holders of the Trust Securities, (i) the Convertible Preferred Securities will no longer be deemed to be outstanding,
(ii) DTC or its nominee, as the record holder of the Convertible Preferred Securities, will receive a registered global certificate or certificates representing the Convertible Junior Subordinated Debentures to be delivered upon such distribution with respect to Convertible Preferred Securities held by DTC or its nominee and (iii) any certificates representing Convertible Preferred Securities not held by DTC or its nominee will be deemed to represent Convertible Junior Subordinated Debentures having a principal amount equal to the liquidation amount of such Convertible Preferred Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Convertible Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for cancelation, whereupon the Company will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Convertible Junior Subordinated Debentures.

     There can be no assurance as to the market prices for the Convertible Preferred Securities or the Convertible Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Convertible Preferred Securities, or the Convertible Junior Subordinated Debentures that a holder may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Convertible Preferred Securities.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and the Redemption Price of, the Convertible Preferred Securities and Common Securities, as applicable, shall be made pro rata to the holders of Convertible Preferred Securities and Common Securities based on the liquidation amount of the Trust Securities, provided that, if on any Distribution Date or Redemption Date any Debenture Event of Default (or an event that, with notice or passage of time, would become such an Event of Default) or an Event of Default under the Declaration shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accrued and unpaid Distributions on all of the outstanding Convertible Preferred Securities for all Distribution periods terminating on or prior thereto, or, in the case of payment of the applicable Redemption Price, the full amount of such Redemption Price on all of the outstanding Convertible Preferred Securities, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or the applicable Redemption Price of, the Convertible Preferred Securities then due and payable.

     In the case of any Event of Default under the Declaration resulting from a Debenture Event of Default, the Company as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under the Declaration until the effect of all such Events of Default have been cured, waived or otherwise eliminated. Until all such Events of Default under the Declaration have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Convertible Preferred Securities and not on behalf of the Company as holder of the Common Securities, and only the holders of the Convertible Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

     Any one of the following events constitutes an "Event of Default" under the Declaration (an "Event of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) the occurrence of a Debenture Event of Default (see "Description of Convertible Junior Subordinated Debentures -- Debenture Events of Default"); or

          (ii) default by the Issuer in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days (subject to the deferral of any due date in the case of a Deferral Period); or

          (iii) default by the Issuer in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

          (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Declaration (other than a covenant or warranty, a default in the performance of which or the breach of which is addressed in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Issuer Trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding Convertible Preferred Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Declaration; or

          (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Company to appoint a successor Property Trustee within 60 days thereof.

     Within three Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Convertible Preferred Securities, the Administrative Trustees and the Company, as Depositor, unless such Event of Default shall have been cured or waived. The Company, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration.

     If a Debenture Event of Default (or an event that with notice or the passage of time, would become such an Event of Default) or an Event of Default under the Declaration has occurred and is continuing, the Convertible Preferred Securities shall have a preference over the Common Securities as described above. See "-- Liquidation of the Trust and Distribution of Convertible Junior Subordinated Debentures" and "-- Subordination of Common Securities."

REMOVAL OF ISSUER TRUSTEES

     Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding Convertible Preferred Securities. In no event do the holders of the Convertible Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of the Delaware Trustee or the Property Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

     Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust's property may at the time be located, the Company, as the holder of the Common Securities, and the Administrative Trustees have the power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust's property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Declaration. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Declaration, provided such person shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

     The Trust may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below or as otherwise set forth in the Declaration. The Trust may, at the request of the Company, as

Depositor, with the consent of the Administrative Trustees but without the consent of the holders of the Convertible Preferred Securities, the Property Trustee or the Delaware Trustee, merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any State; provided, however, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Convertible Preferred Securities or (b) substitutes for the Convertible Preferred Securities other securities having substantially the same terms as the Convertible Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Convertible Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Convertible Junior Subordinated Debentures, (iii) the Successor Securities are listed or traded, or any Successor Securities will be listed or traded upon notification of issuance, on any national securities exchange, national automated quotation system or other organization on which the Convertible Preferred Securities are then listed or traded, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Convertible Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Convertible Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical and limited to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Convertible Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act,
(viii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and (ix) such merger, consolidation, amalgamation, replacement or lease is not a taxable event for holders of the Convertible Preferred Securities. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in aggregate liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as an association taxable as a corporation (or to substantially increase the likelihood that the Trust or the successor entity would be classified as other than a grantor trust) for United States Federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE DECLARATION

     Except as provided below and under "Description of Guarantee -- Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of the Convertible Preferred Securities have no voting rights.

     In addition to the rights of the holders of Convertible Preferred Securities with respect to the enforcement of payment to the Issuer of principal of or interest on the Convertible Junior Subordinated Debentures as provided under "Description of Convertible Junior Subordinated Debentures -- Debenture Events of Default," if (i) a Debenture Event of Default occurs and is continuing or (ii) the Company defaults under the Guarantee with respect to the Convertible Preferred Securities (each an "Appointment Event"), then the holders of the Convertible Preferred Securities, acting as a single class, will be entitled by the majority vote of such holders to appoint a Special Trustee. Any holder of Convertible Preferred Securities (other than the Company or any of its affiliates) shall be entitled to nominate any person to be appointed as Special Trustee. Not later than 30 days after such right to appoint a Special Trustee arises, the Issuer Trustees shall convene a meeting of the holders of Convertible Preferred Securities for the purpose of appointing a

Special Trustee. If the Issuer Trustee fails to convene such meeting within such 30-day period, the holders of not less than 10% of the aggregate stated liquidation amount of the outstanding Convertible Preferred Securities will be entitled to convene such meeting. The provisions of the Declaration relating to the convening and conduct of the meetings of the holders will apply with respect to any such meeting. Any Special Trustee so appointed shall cease to be a Special Trustee if the Appointment Event pursuant to which the Special Trustee was appointed and all other Appointment Events cease to be continuing. Notwithstanding the appointment of any such Special Trustee, the Company shall retain all rights under the Indenture, including the right to defer payments of interest by extending the interest payment period as provided under "Description of Convertible Junior Subordinated Debentures -- Option to Extend Interest Payment Date." If such an extension occurs, there will be no Debenture Event of Default and, consequently, no Event of Default for failure to make any scheduled interest payment during the Deferral Period on the date originally scheduled.

     The Declaration may be amended from time to time by the Company, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities, (i) to cure any ambiguity, correct or supplement any provision in the Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to ministerial matters or questions arising under the Declaration, which shall not be inconsistent with the other provisions of the Declaration, or (ii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will not be taxable as a corporation or will be classified for United States Federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the 1940 Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any amendments of the Declaration shall become effective when notice thereof is given to the holders of the Trust Securities. The Declaration may be amended by the Issuer Trustees and the Company with (i) the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding Convertible Preferred Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States Federal income tax purposes or the Trust's exemption from status as an "investment company" under the 1940 Act. In addition, without the consent of each holder of Trust Securities, the Declaration may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Convertible Junior Subordinated Debentures are held by the Trust, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to the Convertible Junior Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Convertible Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Convertible Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding Convertible Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Convertible Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Convertible Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Convertible Preferred Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Convertible Preferred Securities of any notice of default with respect to the Convertible Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Convertible Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that such action will not affect the Trust's status as a grantor trust for United States Federal income tax purposes on account of such action.

     Any required approval of holders of Convertible Preferred Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Convertible Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Convertible Preferred Securities in the manner set forth in the Declaration.

     No vote or consent of the holders of Convertible Preferred Securities will be required for the Trust to redeem and cancel the Convertible Preferred Securities in accordance with the Declaration.

     Notwithstanding that holders of the Convertible Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Convertible Preferred Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

EXPENSES AND TAXES

     In the Indenture, the Company, as borrower, has agreed to pay all debts and other obligations (other than with respect to payments of Distributions, amounts payable upon redemption and the liquidation amount of the Trust Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the Issuer Trustees and the costs and expenses relating to the operation of the Trust), and to pay any and all taxes and all costs and expenses with respect to the foregoing (other than United States withholding taxes) to which the Trust might become subject. The foregoing obligations of the Company under the Indenture are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Company. The Company has also agreed in the Indenture to execute such additional agreement(s) as may be necessary or desirable to give full effect to the foregoing.

FORM, BOOK-ENTRY PROCEDURES AND TRANSFER

     Convertible Preferred Securities originally sold to qualified institutional buyers (as defined in Rule 144A under the Securities Act) were issued in the form of one or more fully registered global Convertible Preferred Securities certificates (the "Global Convertible Preferred Securities"). The Global Convertible Preferred Securities were deposited with the Property Trustee, as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC. Except as set forth below, the Global Convertible Preferred Securities may be transferred, in whole and not in part, only to DTC or another nominee of the DTC. Investors may hold their beneficial interests in the Global Convertible Preferred Securities directly through DTC if they have an account with DTC or indirectly through organizations which have accounts with DTC.

     DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (which may include the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

     Upon the issuance of the Global Convertible Preferred Securities, DTC credited, on its book-entry registration and transfer system, the principal amount of the Convertible Preferred Securities represented by such Global Convertible Preferred Securities to the accounts of participants designated by the Initial

Purchasers of such Convertible Preferred Securities. Ownership of beneficial interests in the Global Convertible Preferred Securities is limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Global Convertible Preferred Securities are shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants' interests) and such participants (with respect to the owners of beneficial interests in the Global Convertible Preferred Securities other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Convertible Preferred Securities.

     So long as DTC or its nominee is the registered holder and owner of the Global Convertible Preferred Securities, DTC or such nominee, as the case may be, will be considered the sole legal owner and holder of the related Convertible Preferred Securities for all purposes of the Declaration, the Guarantee and the Indenture. Except as set forth below, owners of beneficial interests in the Global Convertible Preferred Securities will not be entitled to have the Convertible Preferred Securities represented by the Global Convertible Preferred Securities registered in their names, will not receive or be entitled to receive physical delivery of certificated Convertible Preferred Securities in definitive form and will not be considered to be the owners or holders of any Convertible Preferred Securities under the Declaration, the Guarantee or the Indenture. The Company understands that under existing industry practice, in the event an owner of a beneficial interest in the Global Convertible Preferred Securities desires to take any action that DTC, as the holder of the Global Convertible Preferred Securities, is entitled to take, DTC would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Payment of amounts with respect to the Convertible Preferred Securities represented by the Global Convertible Preferred Securities registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the Global Convertible Preferred Securities.

     The Company expects that DTC or its nominee, upon receipt of payment of amounts with respect to the Global Convertible Preferred Securities, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Convertible Preferred Securities as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Convertible Preferred Securities held through such participants will be governed by standing instructions and customary practices and will be the responsibility of such participants. None of the Company, the Issuer or the Initial Purchasers will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Convertible Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the Global Convertible Preferred Securities owning through such participants.

     Unless and to the extent they are exchanged in whole or in part for certificated Convertible Preferred Securities in definitive form, the Global Convertible Preferred Securities may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Convertible Preferred Securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Issuer or the Initial Purchasers will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     None of the Company, the Issuer or the Initial Purchasers shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the Convertible Preferred Securities, and the Company, the Issuer and the Initial Purchasers may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and their respective principal amounts, of the Convertible Preferred Securities to be issued).

     The information in this Prospectus concerning DTC and DTC's book-entry system has been obtained from such sources that the Company believes to be reliable. None of the Company, the Issuer or the Initial Purchasers will have any responsibility for the performance by DTC or its participants of their respective obligations as described hereunder or under the rules and procedures governing their respective operations.

  Certificated Convertible Preferred Securities

     Convertible Preferred Securities initially sold to (i) institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or (ii) to a non-U.S. person pursuant to Regulation S were issued in fully registered, certificated form ("Restricted Certificated Convertible Preferred Securities"). Upon the transfer of any such Restricted Certificated Convertible Preferred Securities, such Restricted Certificated Convertible Preferred Securities will, unless the Global Convertible Preferred Securities have previously been exchanged for Certificated Convertible Preferred Securities (as defined below), be exchanged for an interest in the Global Convertible Preferred Securities representing the number of Convertible Preferred Securities being transferred. Any such transfers will generally require the delivery by the transferee of a transfer certificate in the form set forth in the Declaration.

     The Convertible Preferred Securities represented by the Global Convertible Preferred Securities are exchangeable for certificated Convertible Preferred Securities in definitive form of like tenor as such Convertible Preferred Securities ("Certificated Convertible Preferred Securities") in denominations of U.S. $1,000 and integral multiples thereof if (i) DTC notifies the Company or the Issuer that it is unwilling or unable to continue as depositary for the Global Convertible Preferred Securities or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, (ii) the Company or the Issuer in its discretion at any time determines not to have all of the Convertible Preferred Securities evidenced by the Global Convertible Preferred Securities or (iii) a default entitling the holders of the Convertible Preferred Securities to accelerate the maturity thereof has occurred and is continuing. Any of the Convertible Preferred Securities that is exchangeable pursuant to the preceding sentence is exchangeable for Certificated Convertible Preferred Securities issuable in authorized denominations and registered in such names as DTC shall direct. Subject to the foregoing, the Global Convertible Preferred Securities are not exchangeable, except for Global Convertible Preferred Securities of the same aggregate denomination to be registered in the name of DTC or its nominee.

PAYMENT AND PAYING AGENCY

     Payments in respect of the Global Convertible Preferred Securities shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution Dates, or, in respect of the Convertible Preferred Securities that are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee, the Administrative Trustees and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.

     The Property Trustee has informed the Trust that so long as it serves as paying agent for the Convertible Preferred Securities, it anticipates that information regarding Distributions on the Convertible Preferred Securities, including payment date, record date and redemption information, will be made available through The Bank of New York.

REGISTRAR, CONVERSION AGENT, PAYING AGENT AND TRANSFER AGENT

     The Property Trustee acts as registrar and conversion agent for the Convertible Preferred Securities.

     The Property Trustee acts as initial paying agent and transfer agent for Restricted Certificated Convertible Preferred Securities and Certificated Convertible Preferred Securities and may designate additional or substitute paying agents and transfer agents at any time. Registration of transfers of Restricted Certificated Convertible Preferred Securities and Certificated Convertible Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Administrative Trustees, the Property Trustee or the Company may require) in respect of any tax or other government charges that may be imposed in relation thereto. The Trust will not be required to register the transfer of or exchange Restricted Certificated Convertible Preferred Securities and Certificated Convertible Preferred Securities during the period beginning at the opening of business 15 days before any selection of Restricted Certificated Convertible Preferred Securities and Certificated Convertible Preferred Securities to be redeemed and ending at the close of business on the day of that selection or register the transfer of or exchange any Restricted Certificated Convertible Preferred Securities and Certificated Convertible Preferred Securities, or portion thereof, called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Declaration and, during the existence of an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Declaration or is unsure of the application of any provision of the Declaration, and the matter is not one on which holders of the Convertible Preferred Securities or the Common Securities are entitled under the Declaration to vote, then the Property Trustee shall take such action as is directed by the Company and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

     The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or classified as an association taxable as a corporation for United States Federal income tax purposes (or in a way that would substantially increase the risk that the Trust would be classified as other than a grantor trust for United States Federal income tax purposes), and so that the Convertible Junior Subordinated Debentures will be treated as indebtedness of the Company for United States Federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

     Holders of the Trust Securities have no preemptive or similar rights.

     The Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

           DESCRIPTION OF CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES

     The Convertible Junior Subordinated Debentures were issued under a Convertible Junior Subordinated Indenture (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Debenture

Trustee"). The Indenture will be qualified under the Trust Indenture Act and incorporates certain provisions of the Trust Indenture Act. This summary of certain terms and provisions of the Convertible Junior Subordinated Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by incorporation of the Trust Indenture Act.

GENERAL

     Concurrently with the issuance of the Trust Securities, the Trust invested the proceeds thereof in Convertible Junior Subordinated Debentures issued by the Company. Interest accrues on the Convertible Junior Subordinated Debentures from the date of their original issuance at the annual rate of 6 1/4% of the principal amount thereof and is payable quarterly in arrears on January 1, April 1, July 1 and October 1 (each, an "Interest Payment Date"), commencing July 1, 1998, to the person in whose name each Convertible Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the fifteenth of the month next preceding the applicable Interest Payment Date. It is anticipated that, until the liquidation of the Trust, each Convertible Junior Subordinated Debenture will be registered in the name of the Trust and held by the Property Trustee for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of the number of days elapsed in a 360-day year consisting of twelve 30-day months. In the event that any Interest Payment Date is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the applicable Interest Payment Date. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law), compounded quarterly from the relevant Interest Payment Date. The term "interest" as used herein shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date, Special Interest and Additional Sums, as applicable. See "-- Additional Sums" and "Registration Rights."

     Unless previously redeemed or repurchased in accordance with the Indenture, the Convertible Junior Subordinated Debentures will mature on April 1, 2028 (the "Stated Maturity"). See "-- Redemption -- Repayment at Maturity; Redemption of Convertible Preferred Securities."

     The Convertible Junior Subordinated Debentures are unsecured and rank junior and are subordinate in right of payment to all Senior Debt. Because the Company is principally a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Convertible Preferred Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of such subsidiary, except to the extent that the Company may itself be recognized as a creditor of such subsidiary. Accordingly, the Convertible Junior Subordinated Debentures are subordinated to all Senior Debt and effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Convertible Junior Subordinated Debentures should look only to the assets of the Company for payments on the Convertible Junior Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Debt, whether under the Indenture or any existing or other indenture that the Company may enter into in the future or otherwise. See "Risk Factors -- Ranking of Obligations Under the Guarantee and the Convertible Junior Subordinated Debentures" and "-- Subordination."

OPTION TO EXTEND INTEREST PAYMENT DATE

     As long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest on the Convertible Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Deferral Period, provided, that no Deferral Period may extend beyond the Stated Maturity of the Convertible Junior Subordinated Debentures. At the end of a Deferral Period, the Company must pay all interest then accrued and unpaid on the Convertible Junior Subordinated Debentures (together with interest accrued thereon compounded quarterly from the relevant Interest Payment Date, to the extent permitted by applicable law). During a Deferral Period and for so long as the Convertible Junior Subordinated Debentures remain outstanding, interest will continue to accrue and holders of Convertible Junior Subordinated Debentures (and holders of the Convertible Preferred Securities) will be required to accrue interest income (in the form of OID) for United States Federal income tax purposes. See "United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     During any Deferral Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) other than stock dividends paid by the Company which consist of stock of the same class as that on which the dividend is being paid and (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Convertible Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Convertible Junior Subordinated Debentures (other than (a) dividends or distributions in Company Common Stock, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases or acquisitions of shares of Company Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plan or any other contractual obligation of the Company (other than a contractual obligation ranking pari passu with or junior to the Convertible Junior Subordinated Debentures), (e) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (f) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). A Deferral Period will terminate upon the payment by the Company of all interest then accrued and unpaid on the Convertible Junior Subordinated Debentures (together with interest accrued thereon, compounded quarterly, to the extent permitted by applicable law). Prior to the termination of any Deferral Period, the Company may further extend such Deferral Period, provided, however, that such deferral does not cause such Deferral Period to exceed 20 consecutive quarters or to extend beyond the Stated Maturity of the Convertible Junior Subordinated Debentures. Upon the termination of any Deferral Period, and subject to the foregoing limitations, the Company may elect to begin a new Deferral Period. No interest shall be due and payable during a Deferral Period, except at the end thereof. The Company must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Deferral Period at least ten days prior to the record date for the Distributions on the Convertible Preferred Securities that would have been payable except for the election to begin or extend such Deferral Period. The Debenture Trustee shall give notice of the Company's election to begin or extend a new Deferral Period to the holders of the Convertible Preferred Securities. There is no limitation on the number of times that the Company may elect to begin a Deferral Period.

REDEMPTION

  Repayment at Maturity; Redemption of Convertible Junior Subordinated
Debentures

     The Convertible Junior Subordinated Debentures must be repaid at Stated Maturity, unless earlier redeemed. The circumstances in which the Company may redeem the Convertible Junior Subordinated Debentures prior to Stated Maturity are described below. Upon the repayment in full at maturity or redemption, in whole or in part, of the Convertible Junior Subordinated Debentures (other than following the distribution of the Convertible Junior Subordinated Debentures to the holders of the Trust Securities), the proceeds from such repayment or redemption shall concurrently be applied to redeem, at the applicable Redemption Price, a Like Amount of Trust Securities, upon the terms and conditions described herein. See "Description of Convertible Preferred
Securities -- Mandatory Redemption."

  Optional Redemption

     The Company has the right to redeem (an "Optional Redemption") the Convertible Junior Subordinated Debentures, in whole or in part, at any time or from time to time after April 10, 2001, upon not less than 30 nor more than 60 days' notice, at a redemption price (the "Optional Redemption Price") equal to $51.56 per $50 principal amount of the Convertible Junior Subordinated Debentures to be redeemed plus any accrued and unpaid interest, including Additional Sums, if any, to the date of redemption, if redeemed on or before April 1, 2002, and at the following redemption prices per $50 principal amount of Convertible Junior Subordinated Debentures, if redeemed during the 12-month period ending April 1:

                                                         PRICE PER
                       YEAR                         $50 PRINCIPAL AMOUNT
                       ----                         --------------------
2003..............................................         $51.04
2004..............................................         $50.52

and thereafter at $50 per $50 principal amount of Convertible Junior Subordinated Debentures plus, in each case, accrued and unpaid interest, including Additional Sums, if any, to the redemption date.

     In the event of any redemption in part, the Company shall not be required
(i) to issue, register the transfer of or exchange any Convertible Junior Subordinated Debenture during a period beginning at the opening of business 15 days before any selection for redemption of Convertible Junior Subordinated Debentures and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Convertible Junior Subordinated Debentures to be so redeemed and (ii) to register the transfer of or exchange any Convertible Junior Subordinated Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Convertible Junior Subordinated Debenture being redeemed in part.

  Tax Event Redemption

     The Company may also, under certain limited circumstances within 90 days of the occurrence and continuation of a Tax Event, redeem (a "Tax Event Redemption") the Convertible Junior Subordinated Debentures in whole, but not in part, at the aggregate principal amount thereof plus accrued and unpaid interest thereon to the date of redemption (the "Tax Event Redemption Price"). See "Description of Convertible Preferred Securities -- Tax Event or Investment Company Event Redemption or Distribution."

     If the Company is permitted to consummate a Tax Event Redemption and it desires to do so, it must mail notice to holders of Convertible Preferred Securities at least 20 days but not more than 60 days before the Redemption Date.

ADDITIONAL SUMS

     If (i) the Property Trustee is the sole holder of all Convertible Junior Subordinated Debentures and (ii) the Trust is required to pay any additional taxes, duties, assessments or other governmental charges as a result of a Tax Event or otherwise ("Additional Sums"), the Company will pay as additional amounts on the Convertible Junior Subordinated Debentures such amounts as shall be required so that the Distributions payable by the Trust in respect of the Trust Securities shall not be reduced as a result of any such Additional Sums.

RESTRICTIONS ON CERTAIN PAYMENTS

     If (i) there shall have occurred a Debenture Event of Default, (ii) the Company shall be in default with respect to its payment of any obligations under the Guarantee or (iii) the Company shall have given notice of its election of a Deferral Period as provided in the Indenture and shall not have rescinded such notice, or such Deferral Period shall be continuing, the Company will not (a) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock) other than stock dividends paid by the Company which consist of stock of the same class as that on which the dividend is being paid, (b) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the Convertible Junior Subordinated Debentures or (c) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Convertible Junior Subordinated Debentures (in each case other than (A) dividends or distributions in Company Common Stock, (B) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (C) payments under the Guarantee, (D) purchases or acquisitions of shares of Company Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plan or any other contractual obligation of the Company (other than a contractual obligation ranking pari passu with or junior in interest to the Convertible Junior Subordinated Debentures), (E) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock or (F) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged).

MODIFICATION OF INDENTURE

     From time to time the Company and the Debenture Trustee may, without the consent of the holders of Convertible Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Convertible Junior Subordinated Debentures or the holders of the Convertible Preferred Securities so long as they remain outstanding) and maintaining the qualification of the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of Convertible Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Convertible Junior Subordinated Debentures; provided, however, that no such modification may, without the consent of the holder of each outstanding Convertible Junior Subordinated Debenture so affected, change the Stated Maturity, or reduce the principal amount of the Convertible Junior Subordinated Debentures, or reduce the rate or extend the time of payment of interest thereon or reduce the percentage of principal amount of Convertible Junior Subordinated Debentures the consent of whose holders is required to amend, waive or supplement the Indenture, or have certain other effects as set forth in the Indenture.

DEBENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events with respect to the Convertible Junior Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default":

          (i) failure for 30 days to pay any interest on the Convertible Junior Subordinated Debentures when due (subject to the deferral of any due date in the case of a Deferral Period); or

          (ii) failure to pay any principal or premium, if any, on the Convertible Junior Subordinated Debentures when due, whether at maturity, upon redemption, by declaration of acceleration or otherwise; or

          (iii) failure to observe or perform certain other covenants contained in the Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the Convertible Junior Subordinated Debentures; or

          (iv) failure by the Company to issue and deliver shares of Company Common Stock upon an election by a holder of Convertible Preferred Securities to convert such Convertible Preferred Securities; or

          (v) certain events in bankruptcy, insolvency or reorganization of the Company; or

          (vi) the voluntary or involuntary dissolution, winding-up or termination of the Trust, except in connection with the distribution of the Convertible Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

     The holders of a majority in aggregate outstanding principal amount of the Convertible Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Convertible Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default and, should the Debenture Trustee or such holders of Convertible Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the Convertible Preferred Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of the Convertible Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Convertible Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee. Should the holders of Convertible Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the Convertible Preferred Securities shall have such right.

     The holders of a majority in aggregate outstanding principal amount of the Convertible Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Convertible Junior Subordinated Debentures, waive any past default, except a default in the payment of principal of (or premium, if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Convertible Junior Subordinated Debenture. Should the holders of such Convertible Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the Convertible Preferred Securities shall have such right. The Company is required to file annually with the Debenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

     In case a Debenture Event of Default shall occur and be continuing, the Property Trustee will have the right to declare the principal of and the interest on the Convertible Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Convertible Junior Subordinated Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CONVERTIBLE PREFERRED SECURITIES

     If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Junior Subordinated Debentures on the date such interest or principal is otherwise payable, a holder of Convertible Preferred Securities may institute a Direct Action. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Convertible Preferred Securities. If the right to bring a Direct Action is removed following the effectiveness of the Shelf Registration Statement in respect of the Convertible Junior Subordinated Debentures, the Trust may become subject to the reporting obligations under the Exchange Act. Notwithstanding any payments made to a holder of Convertible Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of and interest on the Convertible Junior Subordinated Debentures, and the Company shall be subrogated to the rights of the holders of such Convertible Preferred Securities with respect to payments on the Convertible Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action.

     The holders of the Convertible Preferred Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Convertible Junior Subordinated Debentures unless there shall have been an Event of Default under the Declaration. See "Description of Convertible Preferred Securities -- Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Indenture provides that the Company shall not consolidate with or merge with or into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, and no person shall consolidate with or merge with or into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless
(i) in case the Company consolidates with or merges with or into another person or conveys or transfers its properties and assets substantially as an entirety to any person, the successor person is organized under the laws of the United States or any State of the United States or the District of Columbia, and such successor person expressly assumes the Company's obligations on the Convertible Junior Subordinated Debentures issued under the Indenture and shall have provided for conversion rights in accordance with Article XIII of the Indenture;
(ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; (iii) if at the time any Convertible Preferred Securities are outstanding, such transaction is permitted under the Declaration and the Guarantee and does not give rise to any breach or violation of the Declaration or the Guarantee; and (iv) certain other conditions as prescribed in the Indenture are met.

     The general provisions of the Indenture do not afford holders of the Convertible Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Convertible Junior Subordinated Debentures.

SUBORDINATION

     In the Indenture, the Company has covenanted and agreed that any Convertible Junior Subordinated Debentures issued thereunder shall be subordinate and junior in right of payment to all Senior Debt to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior Debt will first be entitled to receive payment in full of principal of, and premium and interest, if any, on, such Senior Debt before the holders of Convertible Junior Subordinated Debentures, or the Property Trustee on behalf of the holders, will be entitled to receive or retain any payment or distribution in respect thereof.

     In the event of the acceleration of the maturity of the Convertible Junior Subordinated Debentures, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of the Convertible Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of, and premium and interest, if any, on, the Convertible Junior Subordinated Debentures.

     In the event that the Company shall default in the payment of any principal of, or premium or interest, if any, on, any Senior Debt when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, and such default continues beyond the period of grace, if any, specified in the instrument evidencing such Senior Debt, then, unless and until such default shall have been cured or waived or shall have ceased to exist or all Senior Debt shall have been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made for principal of, and premium and interest, if any, on, the Convertible Junior Subordinated Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Convertible Junior Subordinated Debentures.

     "Senior Debt" means (i) the principal of, and premium and interest, if any, on, all indebtedness of the Company for money borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, (ii) all obligations to make payment pursuant to the terms of financial instruments, such as (a) securities contracts and foreign currency exchange contracts, (b) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange agreements, options, commodity futures contracts and commodity options contracts, and (c) similar financial instruments; except, in the case of both (i) and (ii) above, such indebtedness and obligations that are expressly stated to rank junior in right of payment to, or pari passu in right of payment with, the Convertible Junior Subordinated Debentures, (iii) indebtedness or obligations of others of the kind described in both (i) and (ii) above for the payment of which the Company is responsible or liable as guarantor or otherwise and (iv) any deferrals, renewals or extensions of any such Senior Debt; provided, however, that Senior Debt shall not be deemed to include (a) any Debt of the Company which, when incurred and without respect to any election under
Section 1111(b) of the United States Bankruptcy Code of 1978, was without recourse to the Company, (b) trade accounts payable and accrued liabilities arising in the ordinary course of business, (c) any Debt of the Company to any of its subsidiaries, (d) Debt to any employee of the Company and (e) Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Convertible Junior Subordinated Debentures as a result of the subordination provisions of the Indenture would be greater than such payments otherwise would have been as a result of any obligation of such holders of such Debt to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject.

     "Debt" means (i) the principal of, and premium and interest, if any, on, indebtedness for money borrowed, (ii) purchase money and similar obligations,
(iii) obligations under capital leases, (iv) guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the Company is responsible for the payment of such indebtedness of others, (v) renewals, extensions and refunding of any such indebtedness, (vi) interest or obligations in respect of any such indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings and (vii) obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts and similar arrangements.

     The Indenture places no limitation on the amount of Senior Debt that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt. At February 28, 1998, the aggregate outstanding Senior Debt of the Company was approximately $7.0 billion. The Indenture also places no limitation on the Debt of the Company's subsidiaries, which is effectively senior in right of payment to the Convertible Junior Subordinated Debentures. As of February 28, 1998, the Company's subsidiaries had Debt and other liabilities of approximately $7.7 billion.

REGISTRATION AND TRANSFER

     Unless and until distributed to holders of the Trust Securities, the Convertible Junior Subordinated Debentures will be registered in the name of and held by the Property Trustee. Should the Convertible Junior Subordinated Debentures be distributed to holders of the Trust Securities, (i) beneficial interests in the Convertible Junior Subordinated Debentures issued to holders of beneficial interests in Global Convertible Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC and (ii) Convertible Junior Subordinated Debentures issued to holders of Restricted Certificated Convertible Preferred Securities will be in fully registered, certificated form.

     A global security shall be exchangeable for Convertible Junior Subordinated Debentures in certificated form registered in the names of persons other than Cede & Co. only if (i) DTC notifies the Company that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a "clearing agency" registered under the Exchange Act, at a time when DTC is required to be so registered to act as such depositary, (ii) the Company in its sole discretion determines that such global security shall be so exchangeable, or (iii) there shall have occurred and be continuing a Debenture Event of Default. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in such global security.

     Payments on Convertible Junior Subordinated Debentures held in global form will be made to DTC, as the depositary for the Convertible Junior Subordinated Debentures. In the case of Convertible Junior Subordinated Debentures issued in certificated form, principal and interest will be payable, the transfer of the Convertible Junior Subordinated Debentures will be registrable, and Convertible Junior Subordinated Debentures will be exchangeable for Convertible Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate office of the Debenture Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Company, provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto or by wire transfer.

     For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of Convertible Preferred Securities -- Form, Book-Entry Procedures and Transfer." If the Convertible Junior Subordinated Debentures are distributed to the holders of the Trust Securities upon the termination of the Trust, the form, book-entry and transfer procedures with respect to the Convertible Preferred Securities as described under "Description of Convertible Preferred Securities -- Form, Book-Entry Procedures and Transfer," shall apply to the Convertible Junior Subordinated Debentures mutatis mutandis.

PAYMENT AND PAYING AGENTS

     Payment of the principal of, and premium and interest, if any, on, the Convertible Junior Subordinated Debentures will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be made (except in the case of Convertible Junior Subordinated Debentures that are held in global form) by check mailed to each registered holder or by wire transfer. Payment of any interest on any Convertible Junior Subordinated Debenture will be made to the person in whose name such Convertible Junior Subordinated Debenture is registered at the close of business on the record date for such interest, except in the case of defaulted interest.

GOVERNING LAW

     The Indenture and the Convertible Junior Subordinated Debentures are governed by and will be construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The Debenture Trustee has and is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Convertible Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                            DESCRIPTION OF GUARANTEE

     The Guarantee was executed and delivered by the Company concurrently with the issuance by the Trust of the Convertible Preferred Securities for the benefit of the holders from time to time of such Convertible Preferred Securities. The Bank of New York acts as trustee (the "Guarantee Trustee") under the Guarantee Agreement. The Guarantee Agreement will be qualified under the Trust Indenture Act. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Convertible Preferred Securities.

GENERAL

     Pursuant to the Guarantee, the Company irrevocably agrees to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined herein) to the holders of the Convertible Preferred Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Convertible Preferred Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), are subject to the
Guarantee: (i) any accrued and unpaid Distributions required to be paid on the Convertible Preferred Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the applicable Redemption Price with respect to Convertible Preferred Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (other than in connection with the distribution of Convertible Junior Subordinated Debentures to the holders of the Convertible Preferred Securities or the redemption of all of the Convertible Preferred Securities) the lesser of
(a) the Liquidation Distribution, to the extent the Trust has funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of the Convertible Preferred Securities upon liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as required by applicable law. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Convertible Preferred Securities or by causing the Trust to pay such amounts to such holders.

     The Guarantee is an irrevocable guarantee on a subordinated basis of the Trust's obligations under the Convertible Preferred Securities, although it applies only to the extent that the Trust has funds sufficient to make such payments, and is not a guarantee of collection. If the Company does not make interest payments on the Convertible Junior Subordinated Debentures held by the Trust, the Trust will not be able to pay Distributions on the Convertible Preferred Securities and will not have funds legally available therefor.

     The Guarantee ranks subordinate and junior in right of payment to all Senior Debt. See "-- Status of the Guarantee." Because the Company is principally a holding company, the right of the Company to participate in any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of the holders of Convertible Preferred Securities to benefit indirectly from any such distribution), is subject to the prior claims of creditors of such subsidiary, except to the extent the Company may itself be recognized as a creditor of that subsidiary. Accordingly, the Company's obligations under the Guarantee are effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and claimants should look only to the assets of the Company for payments thereunder. The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Debt, whether under any indenture that the Company may enter into in the future or otherwise.

     Taken together, the Company's obligations under the Guarantee, the Declaration, the Convertible Junior Subordinated Debentures and the Indenture, including the Company's obligation to pay the costs, expenses and other liabilities of the Trust (other than the Trust's obligations to the holders of the Trust Securities under the Trust Securities), provide, in the aggregate, a full, irrevocable and unconditional guarantee of all of the Trust's obligations under the Convertible Preferred Securities. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Convertible Preferred Securities. See "Relationship Among the Convertible Preferred Securities, the Convertible Junior Subordinated Debentures and the Guarantee."

STATUS OF THE GUARANTEE

     The Guarantee constitutes an unsecured obligation of the Company and ranks subordinate and junior in right of payment to all Senior Debt in the same manner as Convertible Junior Subordinated Debentures.

     The Guarantee constitutes a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee is held for the benefit of the holders of the Convertible Preferred Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Convertible Preferred Securities of the Convertible Junior Subordinated Debentures. The Guarantee does not place a limitation on the amount of additional Senior Debt that may be incurred by the Company. The Company expects from time to time to incur additional indebtedness constituting Senior Debt.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not materially adversely affect the rights of holders of the Convertible Preferred Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the outstanding Convertible Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of Convertible Preferred Securities -- Voting Rights; Amendment of the Declaration." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Convertible Preferred Securities then outstanding.

EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder; provided, however, that except with respect to a default in payment of any Guarantee Payment, the Company shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice. The holders of not less than a majority in aggregate liquidation amount of the Convertible Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

     Any holder of the Convertible Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

     The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Convertible Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Convertible Preferred Securities, upon full payment of the amounts payable upon liquidation of the Trust or upon distribution of Convertible Junior Subordinated Debentures to the holders of the Convertible Preferred Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Convertible Preferred Securities must restore payment of any sums paid under the Convertible Preferred Securities or the Guarantee.

GOVERNING LAW

     The Guarantee is governed by and will be construed in accordance with the laws of the State of New York.

            RELATIONSHIP AMONG THE CONVERTIBLE PREFERRED SECURITIES,
        THE CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the Convertible Preferred Securities (to the extent the Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of Guarantee." Taken together, the Company's obligations under the Convertible Junior Subordinated Debentures, the Indenture, the Declaration and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Convertible Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Trust Securities. If and to the extent that the Company does not make payments on the Convertible Junior Subordinated Debentures, the Trust will not pay Distributions or other amounts due on the Convertible Preferred Securities. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of Convertible Preferred Securities is to institute a Direct Action. The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all Senior Debt.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on the Convertible Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Convertible Preferred Securities, primarily because (i) the aggregate principal amount or applicable Redemption Price of the Convertible Junior Subordinated Debentures will be equal to the sum of the aggregate liquidation amount or applicable Redemption Price, as applicable, of the Trust Securities; (ii) the interest rate payable on the Convertible Junior Subordinated Debentures and interest and other payment dates on the Convertible Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Convertible Preferred Securities; (iii) the Company shall pay for all costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Declaration further provides that the Trust will not engage in any activity that is not consistent with the limited purposes thereof.

     Notwithstanding anything to the contrary in the Indenture, the Company has the right to set off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, any payment under the Guarantee used to satisfy the related payment of indebtedness under the Indenture.

ENFORCEMENT RIGHTS OF HOLDERS OF CONVERTIBLE PREFERRED SECURITIES

     A holder of any of the Convertible Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

     A default or event of default under any Senior Debt would not constitute a default or Event of Default under the Declaration. However, in the event of payment defaults under, or acceleration of, Senior Debt, the subordination provisions of the Indenture provide that no payments may be made in respect of the Convertible Junior Subordinated Debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Convertible Junior Subordinated Debentures would constitute an Event of Default under the Declaration.

LIMITED PURPOSE OF THE TRUST

     The Convertible Preferred Securities evidence a beneficial interest in the Trust, and the Trust exists for the sole purpose of issuing the Convertible Preferred Securities and Common Securities and investing the proceeds of the Trust Securities in Convertible Junior Subordinated Debentures.

RIGHTS UPON TERMINATION

     Upon any voluntary or involuntary termination, winding-up or liquidation of the Trust involving the liquidation of the Convertible Junior Subordinated Debentures, after satisfaction of the liabilities of creditors of the Trust as required by applicable law, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Convertible Preferred Securities -- Liquidation of the Trust and Distribution of Convertible Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Convertible Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Convertible Preferred Securities and a holder of Convertible Junior Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

                      DESCRIPTION OF COMPANY COMMON STOCK

     The Company is presently authorized to issue 500,000,000 shares of Common Stock, par value $2.50 per share ("Company Common Stock"), and 20,000,000 shares of preferred stock, without par value. At February 28, 1998 an aggregate of 247,292,769 shares of Company Common Stock were outstanding. No shares of preferred stock are currently outstanding, and no shares are reserved for issuance.

DIVIDEND RIGHTS AND PRIORITY

     Subject to the rights of holders of any preferred stock which may be issued in the future, the holders of Company Common Stock are entitled to receive, to the extent permitted by law, dividends thereon if and when declared by the Board of Directors. The Company may not pay dividends on Company Common Stock (other than dividends payable in Company Common Stock) unless all dividends accrued on outstanding preferred stock have been paid or declared and set apart for payment.

VOTING RIGHTS

     Holders of Company Common Stock are entitled to one vote for each share held. Holders do not have cumulative voting rights.

CERTAIN TRANSACTIONS

     The Company's Revised Articles of Incorporation provide that certain transactions between the Company and a beneficial owner of more than 10% of the Company's voting stock, or an affiliate of such a beneficial holder, must either
(1) be approved by a majority of the Company's voting stock other than that held by such beneficial owner, (2) satisfy certain minimum price and procedural criteria, or (3) be approved by a majority of the Company's directors who are not related to such beneficial owner. The transactions covered by these provisions include mergers, consolidations, sales or disposition of assets, adoption of a plan or liquidation or dissolution, or other transactions increasing the proportionate share of such 10% beneficial owner.

LIQUIDATION RIGHTS

     Any preferred stock would be senior to the Company Common Stock as to distributions upon liquidation, dissolution or winding up. After distribution in full of the preferential amounts to be distributed to holders of preferred stock, holders of Company Common Stock will be entitled to receive all remaining assets of the Company available for distribution to stockholders in the event of voluntary or involuntary liquidation.

PREFERRED STOCK

     The Board of Directors of the Company is authorized to issue preferred stock in one or more series, from time to time, with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions thereof, as may be provided in resolutions adopted by the Board of Directors. Each share of preferred stock is entitled to one vote, and except as described below, holders of preferred stock vote together with holders of Company Common Stock as one class. In the event that dividends on the preferred stock are in arrears in an amount equal to six quarterly dividends, the holders of the preferred stock, voting separately as a class are entitled to elect two directors of the Company. Holders of preferred stock are entitled to vote separately as a class on certain transactions affecting the rights and preferences of the preferred stock.

OTHER MATTERS

     The Company Common Stock is not redeemable, has no preemptive or conversion rights and is not liable for further assessments or calls. All shares of Company Common Stock issuable upon conversion of the Convertible Preferred Securities will be fully paid and nonassessable.

     Harris Trust and Savings Bank is the Transfer Agent and Registrar for the Company Common Stock.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     In the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special tax counsel to the Company and the Issuer ("Special Tax Counsel"), the following is a summary of certain material United States Federal income tax consequences of the purchase, ownership, conversion and disposition of Convertible Preferred Securities. Unless otherwise stated, this summary assumes that the Convertible Preferred Securities are held as capital assets by holders who purchase the Convertible Preferred Securities upon original issuance. It does not describe the special tax considerations applicable to special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons who will hold the Convertible Preferred Securities as a position in a "straddle", as part of a "synthetic security" or "hedge", as part of a "conversion transaction" or other integrated investment or as other than a capital asset. This summary also does not address the tax consequences to persons who have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Convertible Preferred Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Convertible Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder (the "Treasury Regulations") and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

CLASSIFICATION OF THE TRUST AS A GRANTOR TRUST

     In connection with the Original Offering of the Convertible Preferred Securities, Special Tax Counsel rendered its opinion, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, that the Trust will be classified for United States Federal income tax purposes as a grantor trust and not as a partnership, an association taxable as a corporation, or a publicly traded partnership taxable as a corporation. Accordingly, for United States Federal income tax purposes, each holder of Convertible Preferred Securities generally will be considered the owner of an undivided interest in the Convertible Junior Subordinated Debentures, and each holder will be required to include in its gross income all income, gain or loss with respect to its allocable share of those Convertible Junior Subordinated Debentures.

CLASSIFICATION OF THE CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES AS INDEBTEDNESS

     In connection with the Original Offering of the Convertible Junior Subordinated Debentures, Special Tax Counsel rendered its opinion, generally to the effect that under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, that the Convertible Junior Subordinated Debentures to be held by the Trust will be classified for United States Federal income tax purposes as indebtedness of the Company. By acceptance of Convertible Preferred Securities, each holder covenants to treat the Convertible Junior Subordinated Debentures as indebtedness and the Convertible Preferred Securities as evidence of indirect beneficial ownership interest in the Convertible Junior Subordinated Debentures. No assurance can be given, however, that such position will not be challenged by the Internal Revenue Service ("IRS") or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes, unless specifically indicated otherwise, that the Convertible Junior Subordinated Debentures will be classified as indebtedness of the Company for United States Federal income tax purposes.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Unless the OID rules apply to the Convertible Junior Subordinated Debentures, as discussed below, stated interest on the Convertible Preferred Securities will generally be taxable to a holder as ordinary income when paid or accrued in accordance with that holder's method of accounting for United States Federal income tax purposes. While the existence of an issuer's option to defer the payment of interest on debt instruments generally results in the application of the OID rules, debt instruments like the Convertible Junior Subordinated Debentures are not considered issued with OID if there is only a "remote" likelihood of the Company exercising its option of deferral.

     The Company believes, and this discussion assumes, that, as of the date of this Prospectus, the likelihood of deferring payments of interest under the terms of the Convertible Junior Subordinated Debentures is "remote" within the meaning of the applicable Treasury Regulations. This belief is based in part on the fact that exercising that option would prevent the Company from declaring dividends on its stock and would prevent the Company from making any payments with respect to debt securities that rank pari passu with or junior to the Convertible Junior Subordinated Debentures. Therefore, although the matter is not free from doubt, the Company believes that the Convertible Junior Subordinated Debentures should not be treated as subject to the OID rules at the time of their original issuance by reason of the Company's deferral option.

     No rulings or other interpretations have been issued by the IRS which have addressed the meaning of the term "remote" as used in the applicable Treasury regulations, and it is possible that the IRS could take a position contrary to the interpretations herein.

     If the likelihood of the Company exercising the option to defer any payment of interest were determined not to be "remote" or if the Company were to exercise its option to defer payments of interest, the Convertible Junior Subordinated Debentures would be treated as subject to the OID rules at the time of their original issuance or at the time of such exercise, as the case may be, for the entire remaining term of the Convertible Junior Subordinated Debentures. Under these rules, OID would accrue on an economic accrual basis and would be includible in income on the accrual method, including during any interest deferral period, regardless of the holder's method of accounting for United States Federal income tax purposes. Consequently, holders of the Convertible Preferred Securities would be required to include OID in gross income even though the Company would not make any actual distributions during the extension period. Actual distributions of interest on the Convertible Junior Subordinated Debentures generally would not be separately taxable. A holder that disposes of its Convertible Preferred Securities prior to the record date for payment of distributions on the Convertible Junior Subordinated Debentures will be subject to tax on OID accrued through the date of disposition (and not previously included in income), but will not receive cash from the Trust with respect to such OID.

     Because the income underlying the Convertible Preferred Securities would not be characterized as dividends for United States Federal income tax purposes, corporate holders of the Convertible Preferred Securities will not be entitled to a dividends-received deduction for any income recognized with respect to the Convertible Preferred Securities.

RECEIPT OF CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

     Under certain circumstances, as described under the caption "Description of Convertible Preferred Securities -- Tax Event or Investment Company Event Redemption or Distribution," Convertible Junior Subordinated Debentures may be distributed to holders in exchange for the Convertible Preferred Securities and in liquidation of the Trust. Under current law, such a distribution to holders, for United States Federal income tax purposes, would be a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Convertible Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Convertible Preferred Securities. A holder's holding period in the Convertible Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Convertible Preferred Securities were held by such holder.

     Under certain circumstances described herein (see "Description of Convertible Preferred Securities"), the Convertible Junior Subordinated Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Convertible Preferred Securities. Under current law, such a redemption would, for United States Federal income tax purposes, constitute a taxable disposition of the redeemed Convertible Preferred Securities, and a holder would recognize gain or loss as if it sold such redeemed Convertible Preferred Securities for cash. See "-- Sale of Convertible Preferred Securities."

SALE OF CONVERTIBLE PREFERRED SECURITIES

     A holder who sells Convertible Preferred Securities will be considered to have disposed of all or part of its pro rata share of the Convertible Junior Subordinated Debentures and will recognize gain or loss equal to the difference between the amount realized on the sale of the Convertible Preferred Securities and the holder's adjusted tax basis in such Convertible Preferred Securities. A holder's adjusted tax basis in the Convertible Preferred Securities generally will be its initial purchase price decreased by principal payments received on the Convertible Preferred Securities. If the OID rules apply to the Convertible Junior Subordinated Debentures, a holder's adjusted tax basis is increased by OID previously includible in income and decreased by distributions or other payments received on the Convertible Junior Subordinated Debentures since and including the day that the Convertible Junior Subordinated Debentures became subject to the OID rules. Any such gain or loss generally will be a capital gain or loss (except to the extent of any accrued interest with respect to such holder's pro rata share of the Convertible Junior Subordinated Debentures required to be included in income as ordinary income). In the case of a noncorporate holder, the maximum marginal United States Federal income tax rate applicable to such gain will be lower than the maximum marginal United States Federal income tax rate applicable to ordinary income if such holder's holding period for such Convertible Preferred Securities exceeds one year and will be further reduced if such Convertible Preferred Securities are held for more than 18 months.

     If the Convertible Junior Subordinated Debentures are subject to the OID rules, a holder who disposes of its Convertible Preferred Securities between record dates for payments of distributions thereon will be required to include OID on the Convertible Junior Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to its adjusted tax basis. To the extent the amount recognized on the sale is less than the holder's adjusted tax basis (which basis will include all accrued but unpaid
OID), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes.

CONVERSION OF CONVERTIBLE PREFERRED SECURITIES INTO COMPANY COMMON STOCK

     A holder of Convertible Preferred Securities will not recognize income, gain or loss upon the conversion, through the Property Trustee, as Conversion Agent, of Convertible Junior Subordinated Debentures into Company Common Stock (although the holder will be required to continue to accrue any OID through the date of conversion). The holder will recognize gain upon the receipt of cash in lieu of a fractional share of Company Common Stock. Such gain will be equal to the amount of cash received less the holder's tax basis in such fractional share.

     A holder's tax basis in the Company Common Stock received upon conversion will generally be equal to the holder's tax basis in the Convertible Preferred Securities delivered to the Property Trustee, as Conversion Agent, for exchange less the basis allocated to any fractional share for which cash is received, and a holder's holding period in the Company Common Stock received upon conversion will generally begin on the date following the date on which the holder acquired the Convertible Preferred Securities delivered to the Property Trustee, as Conversion Agent, for exchange.

ADJUSTMENT OF CONVERSION PRICE

     Treasury Regulations promulgated under Section 305 of the Code would treat holders of Convertible Preferred Securities as having received a constructive distribution from the Company if the Applicable Conversion Ratio of the Convertible Junior Subordinated Debentures were adjusted and both (i) as a result of such adjustment, the proportionate interest (measured by the amount of Company Common Stock into which the Convertible Junior Subordinated Debentures are convertible) of the holders of the Convertible Preferred Securities in the assets or earnings and profits of Company were increased, and (ii) the adjustment was not made pursuant to a bona fide, reasonable antidilution formula. An adjustment in the conversion ratio would not be considered made pursuant to such a formula if the adjustment was made to compensate for certain taxable distributions with respect to the Company Common Stock. Thus, under certain circumstances, a reduction in the conversion price for the holders may result in deemed dividend income to holders to the extent of the current or accumulated earnings and profits of the Company. Holders of the Convertible Preferred Securities would be required to include their allocable share of such deemed dividend income in gross income but would not receive any cash related thereto.

UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is not a "United States person" as defined in section 7701(a)(30) of the Code (generally, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership, or a foreign estate or trust).

Interest

     Under current United States Federal income tax law, distributions on the Convertible Preferred Securities to a United States Alien Holder will not be subject to withholding of United States Federal income tax if (a) the beneficial owner of the Convertible Preferred Securities does not actually or constructively (including by virtue of its interest in the underlying Convertible Junior Subordinated Debentures) own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote,
(b) the beneficial owner of Convertible Preferred Securities is not a controlled foreign corporation that is related to the Company through stock ownership, and
(c) either (A) the beneficial owner of Convertible Preferred Securities certifies to the Trust or its agent, under penalties of perjury, that it is not a United States person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds Convertible Preferred Securities in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof. Recently finalized Treasury Regulations would modify the certification requirements set forth in (A) and (B) with respect to payments of interest made after December 31, 1998.

Dividends

     If it is determined that the Convertible Junior Subordinated Debentures are not classified as an indebtedness of the Company for United States Federal income tax purposes, or if the Convertible Preferred Securities are converted into Company Common Stock, any dividend paid by the Company with respect to the Convertible Preferred Securities, or the Company Common Stock into which they were converted, as the case may be, will generally be subject to withholding of United States Federal income tax at the rate of 30% (unless reduced by an applicable income tax treaty), unless the dividend is effectively connected with the conduct of a trade or business in the United States by the United States Alien Holder, in which case the dividend will be subject to the United States Federal income tax on net income that applies to United States persons generally (and with respect to corporate shareholders and under certain circumstances, the branch profit tax). If a United States Alien Holder is treated as receiving a deemed dividend as a result of the adjustment of the conversion price of the Convertible Preferred Securities as described above, such deemed dividend will generally be subject to the same rules. Under current regulations, dividends paid to an address in a foreign country are presumed to be paid to a resident of that country for the purpose of determining the applicable income tax treaty rate, but regulations issued pursuant to certain income tax treaties may require certain certification and proof of residence to be furnished. Recently finalized Treasury regulations contain certain certification requirements with respect to payments of dividends made after December 31, 1998.

Conversion

     A United States Alien Holder will be subject to the same rules described above under "-- Conversion of Convertible Preferred Securities Into Company Common Stock" on the conversion of the Convertible Preferred Securities into Company Common Stock.

Sale of Convertible Preferred Securities or Company Common Stock

     A United States Alien Holder will not be subject to tax on any gain (except for gain attributable to accrued and unpaid interest, which would be treated as interest subject to the rules described above) recognized upon the sale or other disposition of the Convertible Preferred Securities (or the Company Common Stock to which it was converted, or upon receipt of cash in lieu of fractional shares upon conversion of the Convertible Preferred Securities into Company Common Stock) unless (i) the United States Alien Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions apply, (ii) the gain is effectively connected with the conduct by the United States Alien Holder of a trade or business in the United States, or (iii) the Company is, or during the preceding five years has been, a "United States real property holding corporation" within the meaning of
Section 897(c)(2) of the Code and either (a) if the Convertible Preferred Securities are considered to be "regularly traded interests", the United States Alien Holder beneficially owns (actually or constructively), or during the preceding five years has beneficially owned (actually or constructively), more than five percent of the Convertible Preferred Securities, or (b) if the Convertible Preferred Securities are not considered to be regularly traded interests, the United States Alien Holder beneficially owned (actually or constructively), on the date it acquired any Convertible Preferred Securities, Convertible Preferred Securities having a fair market value greater than the fair market value of five percent of the Company Common Stock. A United States Alien Holder will not be subject to tax on any gain recognized upon the sale or other disposition of the Company Common Stock unless such United States Alien Holder is described in sub-sections (i) or (ii) above, or if the Company is, or during the preceding five years has been, a "United States real property holding corporation" within the meaning of section 897(c)(2) of the Code and the United States Alien Holder beneficially owns (actually or constructively), or during the preceding five years has beneficially owned (actually or constructively), more than five percent of the Company Common Stock.

     It is not clear whether the Company is, or has been during the preceding five years a "United States real property holding corporation" and accordingly, United States Alien Holders should consult their own tax advisors regarding the investment in the Convertible Preferred Securities.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Annual tax information reporting requirements generally will apply to interest paid or accrued, distributions made with respect to the Company Stock and sale or redemption proceeds received on the Convertible Preferred Securities or the Company Common Stock to which it converts, and such amounts may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States Federal income tax, provided the holder provides the required information to the Internal Revenue Service.

     On October 7, 1997, the United States Treasury Department issued final Treasury regulations governing information reporting and the certification procedures regarding withholding and backup withholding on certain amounts paid to United States Alien Holders after December 31, 1998. Such regulations, among other things, may change the certification procedures relating to the receipt by intermediaries of payments on behalf of a beneficial owner of Convertible Preferred Securities. However, compliance with the certification procedures described in the preceding Section would generally continue the exemption (from information reporting requirements and the backup withholding tax) for United States Alien Holders who are exempt recipients.

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CONVERTIBLE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                          CERTAIN ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, that are subject to ERISA and the Code (all of which are hereinafter referred to as "ERISA Plans") and on persons who are fiduciaries with respect to such ERISA Plans. In accordance with ERISA's general fiduciary standards, before investing in Convertible Preferred Securities, an ERISA Plan fiduciary should determine whether such an investment is permitted under the governing ERISA Plan instruments and is appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of an ERISA Plan and persons who have certain specified relationships to the ERISA Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Accordingly, any ERISA Plan with respect to which the Company or any of its affiliates would be considered a party in interest or a disqualified person should not purchase Convertible Preferred Securities.

     In addition, under United States Department of Labor Regulation Section 2510.3-101 (the "Regulation"), if immediately after any acquisition of Convertible Preferred Securities, 25 percent or more of the value of the Convertible Preferred Securities is held by ERISA Plans, employee benefit plans not subject to ERISA (for example, governmental plans) and entities whose underlying assets include plan assets by reason of a plan's investment in the entity, then the assets of the Issuer (including the Convertible Junior Subordinated Debentures) would be treated as assets of ERISA Plans holding Convertible Preferred Securities, unless another exemption or exception applied. In such event, the persons providing services with respect to the assets of the Trust may be subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to transactions involving such assets. In order to avoid certain prohibited transactions that might otherwise arise in connection with the Trust assets, each investing ERISA Plan, by its purchase of Convertible Preferred Securities, will be deemed to have directed the Trustee to purchase the Convertible Junior Subordinated Debentures and to have approved all of the documents relating to the Trust assets. Moreover, the holders of Convertible Preferred Securities will have the right to direct the Property Trustee as to the exercise of remedies in connection with any Event of Default.

     ANY ERISA PLAN PROPOSING TO PURCHASE CONVERTIBLE PREFERRED SECURITIES SHOULD CONSULT WITH ITS COUNSEL REGARDING THE APPLICATION OF ERISA, THE CODE AND THE REGULATION WITH RESPECT TO INVESTMENT IN CONVERTIBLE PREFERRED SECURITIES.

                              REGISTRATION RIGHTS

     In connection with the Original Offering, the Company and the Trust entered into a registration agreement with the Initial Purchasers (the "Registration Agreement") for the benefit of the holders of the Convertible Preferred Securities wherein the Company and the Trust agreed, at the Company's sole expense, to (i) file as soon as practicable, but in no event more than 30 days after the Original Offering Date a shelf registration (the "Shelf Registration Statement") covering resales of the Convertible Preferred Securities, the Guarantee, the Convertible Junior Subordinated Debentures and the related Company Common Stock issuable upon conversion thereof (the "Registerable Securities"), (ii) use their best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act within 120 days after the Original Offering Date and (iii) use their best efforts to keep effective the Shelf Registration Statement for two years or such other period as required under Rule 144(k) of the Securities Act or any successor rule thereto or, if earlier, such time as all of the applicable Registerable Securities have been sold thereunder. The Company will provide to each holder for whom such Shelf Registration Statement was filed copies of this Prospectus, notify each such holder when the Shelf Registration Statement for the Registerable Securities has become effective and take certain other actions as are required to permit unrestricted resales of the Registerable Securities. A holder that sells Registerable Securities pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Agreement that are applicable to such a holder (including certain indemnification rights and obligations).

     If (i) within 120 days of the Original Offering Date the Shelf Registration Statement has not been declared effective by the Commission, or (ii) in the event that a Shelf Registration Statement is declared effective by the Commission, the Company or the Trust fails to keep such Shelf Registration Statement continuously effective and usable (subject to certain exceptions) for the period required by the Registration Agreement (each such event referred to in clauses (i) and (ii) a "Registration Default"), then additional interest ("Special Interest") will accrue on the Convertible Junior Subordinated Debentures (including in respect of amounts accruing during any Deferral Period), and corresponding additional distributions (the "Special Distributions") will accrue on the Trust Securities, in each case from and including the day following such Registration Default to but excluding the day on which such Registration Default has been cured or has been deemed to have been cured. Special Interest and Special Distributions will be paid in cash quarterly in arrears on each Interest Payment Date commencing with the first Interest Payment Date following the applicable Registration Default and will accrue at a rate such that the interest rate or distribution rate, as the case may, will be increased 0.50% per annum of the principal amount or liquidation amount, as applicable. Following the cure of a Registration Default, Special Interest and Special Distributions will cease to accrue with respect to such Registration Default.

     Each Registerable Security contains a legend to the effect that the holder thereof, by its acceptance thereof, will be deemed to have agreed to be bound by the provisions of the Registration Agreement.

     The Registration Agreement is governed by, and will be construed in accordance with, the laws of the State of New York. The summary herein of certain provisions of the Registration Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

                                SELLING HOLDERS

     The Convertible Preferred Securities were originally issued by the Trust and sold by Credit Suisse First Boston Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Smith Barney Inc. and Schroder & Co. Inc. (the "Initial Purchasers") in a transaction exempt from the registration requirements of the Securities Act, to persons reasonably believed by such Initial Purchasers to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act), to a limited number of institutional "accredited investors" (as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act) and outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. The Selling Holders may from time to time offer and sell pursuant to this Prospectus any or all of the Convertible Preferred Securities, any Convertible Junior Subordinated Debentures and Company Common Stock issued upon conversion of the Convertible Preferred Securities.

     Prior to any use of this Prospectus in connection with an offering of the Offered Securities, this Prospectus will be supplemented to set forth the names of the Selling Holders intending to sell such Offered Securities and the number of Offered Securities that may be offered pursuant to this Prospectus. The Prospectus Supplement will also disclose whether any Selling Holder has held any position or office, or otherwise has had a material relationship with, the Company or any of its predecessors or affiliates, during the three years prior to the date of the Prospectus Supplement.

                              PLAN OF DISTRIBUTION

     The Offered Securities may be sold from time to time to purchasers directly by the Selling Holders. Alternatively, the Selling Holders may from time to time offer the Offered Securities to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Holders or the purchasers of such Offered Securities for whom they may act as agents. The Selling Holders and any underwriters, broker/dealers or agents that participate in the distribution of Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities by them and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

     The Offered Securities may be sold by the Selling Holders from time to time, in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the Selling Holders. The sale of the Offered Securities may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) otherwise than on such exchanges or in the over-the-counter market or (iv) through the writing of options. At the time a particular offering of the Offered Securities is made, if required, a Prospectus Supplement will be distributed which will set forth the names of the Selling Holders, the aggregate amount and type of Offered Securities being offered, and, to the extent required, the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Holders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers.

     To comply with the securities laws of certain jurisdictions, if applicable, the Offered Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Offered Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Offered Securities may be limited in its ability to engage in market activities with respect to such securities. In addition and without limiting the foregoing, each Selling Holder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Offered Securities by the Selling Holders. All of the foregoing may affect the marketability of the Offered Securities.

     Pursuant to the Registration Rights Agreement, all expenses of the registration of the Offered Securities will be paid by the Company, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Holders will pay all underwriting discounts and selling commissions, if any. The Selling Holders will be indemnified by the Company and the Trust, jointly and severally, against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company and the Trust will be indemnified by the Selling Holders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

     Pursuant to the Registration Rights Agreement, the Company is required to use its best efforts to keep the Registration Statement continuously effective for a period of two years from its effective date or such shorter period that will terminate upon the earlier of the date on which the Offered Securities shall have been sold pursuant to the Registration Statement or the date on which the Offered Securities are permitted to be freely sold or distributed to the public pursuant to any exemption from the registration requirements of the Securities Act (including in reliance on Rule 144(k) but excluding in reliance on Rule 144A under the Securities Act). Notwithstanding the foregoing obligations, the Company may, under certain circumstances, postpone or suspend the filing or the effectiveness of the Registration Statement (or any amendments or supplements thereto) or the sale of Offered Securities pursuant thereto.

                                 LEGAL MATTERS

     The validity of the Convertible Preferred Securities, the Convertible Junior Subordinated Debentures and the Guarantee will be passed upon for the Company and the Issuer by Skadden, Arps, Slate, Meagher & Flom LLP. The validity of the Company Common Stock issuable upon conversion of the Convertible Preferred Securities will be passed upon by Parsons Behle & Latimer, special Utah counsel to the Company.

     In connection with the offering, certain matters relating to United States Federal income tax considerations will be passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom LLP, as special tax counsel to the Company and the Issuer.

                                    EXPERTS

     The consolidated financial statements of the Company and its subsidiaries as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, incorporated in this Prospectus by reference from Company's Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Deloitte & Touche LLP, independent auditors.

             ------------------------------------------------------

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE ISSUER OR ANY INITIAL PURCHASER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THE ISSUER SINCE SUCH DATE.

                               ------------------

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Available Information.................     i
Incorporation of Certain Documents by
  Reference...........................    ii
Risk Factors..........................     1
The Company...........................     8
Ratio of Earnings to Fixed Charges....     9
Accounting Treatment..................    10
Use of Proceeds.......................    11
Union Pacific Capital Trust...........    11
Description of Convertible Preferred
  Securities..........................    12
Description of Convertible Junior
  Subordinated Debentures.............    29
Description of Guarantee..............    37
Relationship Among the Convertible
  Preferred Securities, the
  Convertible Junior Subordinated
  Debentures and the Guarantee........    40
Description of Company Common Stock...    41
United States Federal Income Tax
  Consequences........................    42
Certain ERISA Considerations..........    47
Registration Rights...................    48
Selling Holders.......................    49
Plan of Distribution..................    49
Legal Matters.........................    50
Experts...............................    50

             ======================================================

                                 UNION PACIFIC
                                 CAPITAL TRUST
                    6 1/4% Convertible Preferred Securities

                                   30,000,000
                             Convertible Preferred
                                   Securities
                          guaranteed to the extent set
                              forth herein by, and
                       convertible into Common Stock of,

                         Union Pacific Corporation logo
                                   PROSPECTUS
             ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following are the estimated expenses to be paid by the Company in connection with the distribution of the securities being registered hereunder, other than underwriting discounts and commissions.

SEC Registration fee........................................  $465,731.25
Printing, shipping and engraving expenses...................       *
Legal fees and expenses.....................................       *
Accounting fees and expenses................................       *
Transfer Agent, Registrar and trustee fees and expenses.....       *
Miscellaneous expenses......................................       *
                                                              -----------
          Total.............................................       *
                                                              ===========

---------------
* To be filed by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

  THE COMPANY

     The Company is a Utah corporation. Section 16-10a-901 et. seq. of the Revised Business Corporation Act of Utah grants to a corporation the power to indemnify a person made a party to a lawsuit or other proceeding because such person is or was a director or officer. A corporation is further empowered to purchase insurance on behalf of any person who is or was a director or officer against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as a director or officer. The Company's By-Laws provide for mandatory indemnification of its directors, officers and employees in certain circumstances. The Company maintains insurance on behalf of directors and officers against liability asserted against them arising out of their status as such.

     The Company's Revised Articles of Incorporation eliminate in certain circumstances the personal liability of directors of the Company for monetary damages for a breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director for (i) the amount of a financial benefit received by a director to which he is not entitled, (ii) an intentional infliction of harm on the corporation or the shareholders, (iii) a violation of
Section 16-10a-842 of the Revised Business Corporation Act of Utah (relating to the liability of directors for unlawful distributions) or (iv) an intentional violation of criminal law.

THE TRUST

     The Declaration of Trust (the "Declaration") provides that no Trustee, affiliate of any Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of any Trustee, or any employee or agent of the Trust or its affiliates (each an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to any officer, director, shareholder, partner, member, representative or agent of the Trust, any affiliate of the Trust or any holder of Trust Securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence (or, in the case of the Property Trustee, negligence) or willful misconduct with respect to such act or omissions. The Declaration also provides that to the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the Property Trustee, negligence) or willful misconduct with respect to such acts or omissions. The directors and officers of the Company and the Regular Trustees are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), which might be incurred by them in such capacities and against which they cannot be indemnified by the Company or the Trust. The Selling Holders will be indemnified by the Company and the Trust, jointly and severally, against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company and the Trust will be indemnified by the Selling Holders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

ITEM 16.  EXHIBITS

     A list of exhibits included as part of the Registration Statement is set forth below:

EXHIBIT NO.                            DESCRIPTION
-----------                            -----------
    4.1        Revised Articles of Incorporation of Union Pacific
               Corporation, as amended through April 25, 1996 (incorporated by reference to Exhibit 3 to Union Pacific Corporation's
               Quarterly Report on Form 10-Q for the quarter ended March
               31, 1996).
    4.2        By-Laws of Union Pacific Corporation.*
    4.3        Certificate of Trust of Union Pacific Capital Trust.
    4.4        Amended and Restated Declaration of Trust of Union Pacific
               Capital Trust, dated as of April 1, 1998, among Union
               Pacific Corporation, as Sponsor, The Bank of New York, as
               Property Trustee, The Bank of New York (Delaware), as
               Delaware Trustee, and Gary M. Stuart, L. White Matthews, III
               and Joseph E. O'Connor, Jr., as Regular Trustees.
    4.5        Indenture for the Convertible Junior Subordinated Debentures
               due 2028, dated as of April 1, 1998, among Union Pacific
               Corporation, as Issuer, and The Bank of New York, as
               Indenture Trustee.
    4.6        Form of Union Pacific Corporation Stock Certificate.*
    4.7        Form of Union Pacific Capital Trust 6 1/4% Convertible
               Preferred Securities (included in Exhibit 4.4).
    4.8        Form of Union Pacific Corporation Convertible Junior
               Subordinated Debentures due 2028 (included in Exhibit 4.5).
    4.9        Preferred Securities Guarantee, dated as of April 1, 1998, between Union Pacific Corporation, as Guarantor, and The
               Bank of New York, as Guarantee Trustee.
   4.10        Common Securities Guarantee, dated as of April 1, 1998, by
               Union Pacific Corporation, as Guarantor.
    5.1        Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to
               the legality of the Convertible Preferred Securities, the
               Convertible Junior Subordinated Debentures and Preferred
               Securities Guarantee being registered hereby.*
    5.2        Opinion of Parsons Behle & Latimer as to the legality of the
               Common Stock of Union Pacific Corporation being registered hereby.*
    8.1        Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to
               certain tax matters.*
   10.1        Registration Rights Agreement, dated April 1, 1998, by and among Union Pacific Capital Trust, Union Pacific
               Corporation, Credit Suisse First Boston Corporation, Merrill
               Lynch, Pierce, Fenner & Smith Incorporated, Smith Barney
               Inc. and Schroder & Co. Inc.
   12.1        Statement of Ratio of Earnings to Fixed Charges of Union
               Pacific Corporation (incorporated by reference to Exhibit 12 to Union Pacific Corporation's Annual Report on Form 10-K
               for the fiscal year ended December 31, 1997).
   23.1        Consent of Deloitte & Touche LLP, independent auditors.
   23.2        Consent of Skadden, Arps, Slate, Meagher & Flom LLP
               (included in the opinions filed as Exhibits 5.1 and 8.1).*
   23.3        Consent of Parsons Behle & Latimer (included in the opinion filed as Exhibit 5.2).*

EXHIBIT NO.                            DESCRIPTION
-----------                            -----------
   24.1        Powers of Attorney.
   25.1        Form T-1 Statement of Eligibility under the Trust Indenture
               Act of 1939, as amended, of The Bank of New York, as
               Indenture Trustee under the Convertible Junior Subordinated
               Debentures Indenture due 2028.
   25.2        Form T-1 Statement of Eligibility under the Trust Indenture
               Act of 1939, as amended, of The Bank of New York, as
               Property Trustee under the Amended and Restated Declaration of Trust.
   25.3        Form T-1 Statement of Eligibility under the Trust Indenture
               Act of 1939, as amended, of The Bank of New York, as
               Preferred Guarantee Trustee under the Preferred Securities
               Guarantee.

---------------
* To be filed by amendment.

ITEM 17.  UNDERTAKINGS

     The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"), (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrants hereby undertake that for the purposes of determining any liability under the Securities Act, each filing of the Registrants' annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, UNION PACIFIC CORPORATION CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DALLAS, STATE OF TEXAS, ON MAY 1, 1998.

                                          UNION PACIFIC CORPORATION,

                                          By: /s/ JOSEPH E. O'CONNOR, JR.
                                            ------------------------------------
                                            Joseph E. O'Connor, Jr.
                                            Vice President and Controller
                                            (Principal Accounting Officer)

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURES                                    CAPACITY                     DATE
                    ----------                                    --------                     ----
              /s/ RICHARD K. DAVIDSON                    Chairman, President, Chief          May 1, 1998
---------------------------------------------------    Executive Officer and Director
                Richard K. Davidson                     (Principal Executive Officer)

            /s/ L. WHITE MATTHEWS, III               Executive Vice President -- Finance     May 1, 1998
---------------------------------------------------             and Director
              L. White Matthews, III                    (Principal Financial Officer)

            /s/ JOSEPH E. O'CONNOR, JR.                 Vice President and Controller        May 1, 1998
---------------------------------------------------    (Principal Accounting Officer)
              Joseph E. O'Connor, Jr.

                         *                                        Director                   May 1, 1998
---------------------------------------------------
                Philip F. Anschutz

                         *                                        Director                   May 1, 1998
---------------------------------------------------
                 Robert P. Bauman

                         *                                        Director                   May 1, 1998
---------------------------------------------------
                 Richard B. Cheney

                         *                                        Director                   May 1, 1998
---------------------------------------------------
                 E. Virgil Conway

                         *                                        Director                   May 1, 1998
---------------------------------------------------
                 Spencer F. Eccles

                         *                                        Director                 May 1, 1998 \
---------------------------------------------------
              Elbridge T. Gerry, Jr.

                         *                                        Director                   May 1, 1998
---------------------------------------------------
               William H. Gray, III

                    SIGNATURES                                    CAPACITY                     DATE
                    ----------                                    --------                     ----
                         *                                        Director                   May 1, 1998
---------------------------------------------------
               Judith Richards Hope

                         *                                        Director                   May 1, 1998
---------------------------------------------------
                Richard J. Mahoney

                         *                                        Director                   May 1, 1998
---------------------------------------------------
                   John R. Meyer

                         *                                        Director                   May 1, 1998
---------------------------------------------------
              Thomas A. Reynolds, Jr.

                         *                                        Director                   May 1, 1998
---------------------------------------------------
                Richard D. Simmons

            *By: /s/ THOMAS E. WHITAKER
   ---------------------------------------------
                Thomas E. Whitaker
                As Attorney-in-Fact

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, UNION PACIFIC CAPITAL TRUST CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DALLAS, STATE OF TEXAS, ON MAY 1, 1998.

                                          UNION PACIFIC CAPITAL TRUST,

                                          By:      /s/ GARY M. STUART
                                            ------------------------------------
                                                  Gary M. Stuart, Trustee

     Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURES                                    CAPACITY                     DATE
                    ----------                                    --------                     ----

                /s/ GARY M. STUART                                 Trustee                   May 1, 1998
---------------------------------------------------
                  Gary M. Stuart

            /s/ L. WHITE MATTHEWS, III                             Trustee                   May 1, 1998
---------------------------------------------------
              L. White Matthews, III

            /s/ JOSEPH E. O'CONNOR, JR.                            Trustee                   May 1, 1998
---------------------------------------------------
              Joseph E. O'Connor, Jr.

                                 EXHIBIT INDEX

EXHIBIT                                                                  PAGE
NUMBER                            DESCRIPTION                           NUMBER
-------                           -----------                           ------
 4.1      Revised Articles of Incorporation of Union Pacific
          Corporation, as amended through April 25, 1996 (incorporated by reference to Exhibit 3 to the Union Pacific Corporation's
          Quarterly Report on Form 10-Q for the quarter ended March
          31, 1996). .................................................
 4.2      By-Laws of Union Pacific Corporation.* .....................
 4.3      Certificate of Trust of Union Pacific Capital Trust. .......
 4.4      Amended and Restated Declaration of Trust of Union Pacific
          Capital Trust, dated as of April 1, 1998, among Union
          Pacific Corporation, as Sponsor, The Bank of New York, as
          Property Trustee, The Bank of New York (Delaware), as
          Delaware Trustee, and Gary M. Stuart, L. White Matthews, III
          and Joseph E. O'Connor, Jr., as Regular Trustees. ..........
 4.5      Indenture for the Convertible Junior Subordinated Debentures
          due 2028, dated as of April 1, 1998, among Union Pacific
          Corporation, as Issuer, and The Bank of New York, as
          Indenture Trustee. .........................................
 4.6      Form of Union Pacific Corporation Stock Certificate.* ......
 4.7      Form of Union Pacific Capital Trust 6 1/4% Convertible
          Preferred Securities (included in Exhibit 4.4). ............
 4.8      Form of Union Pacific Corporation Convertible Junior
          Subordinated Debentures due 2028 (included in Exhibit
          4.5). ......................................................
 4.9      Preferred Securities Guarantee, dated as of April 1, 1998, between Union Pacific Corporation, as Guarantor, and The
          Bank of New York, as Guarantee Trustee. ....................
 4.10     Common Securities Guarantee, dated as of April 1, 1998, by
          Union Pacific Corporation, as Guarantor. ...................
 5.1      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to
          the legality of the Convertible Preferred Securities, the
          Convertible Junior Subordinated Debentures and Preferred
          Securities Guarantee being registered hereby.* .............
 5.2      Opinion of Parsons Behle & Latimer as to the legality of the
          Common Stock of Union Pacific Corporation being registered hereby.* ...................................................
 8.1      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to
          certain tax matters.* ......................................
10.1      Registration Rights Agreement, dated April 1, 1998, by and among Union Pacific Capital Trust, Union Pacific
          Corporation, Credit Suisse First Boston Corporation, Merrill
          Lynch, Pierce, Fenner & Smith Incorporated, Smith Barney,
          Inc. and Schroder & Co. Inc. ...............................
12.1      Statement of Ratio of Earnings to Fixed Charges of Union
          Pacific Corporation (incorporated by reference to Exhibit 12 to Union Pacific Corporation's Annual Report on Form 10-K
          for the fiscal year ended December 31, 1997). ..............
23.1      Consent of Deloitte & Touche LLP, independent auditors. ....
23.2      Consent of Skadden, Arps, Slate, Meagher & Flom LLP
          (included in the opinions filed as Exhibits 5.1 and
          8.1).* .....................................................
23.3      Consent of Parsons Behle & Latimer (included in the opinion filed as Exhibit 5.2).* ....................................
24.1      Powers of Attorney. ........................................
25.1      Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939, as amended, of The Bank of New York, as
          Indenture Trustee under the Convertible Junior Subordinated
          Debentures Indenture due 2028. .............................
25.2      Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939, as amended, of The Bank of New York, as
          Property Trustee under the Amended and Restated Declaration of Trust. ..................................................
25.3      Form T-1 Statement of Eligibility under the Trust Indenture
          Act of 1939, as amended, of The Bank of New York, as
          Preferred Guarantee Trustee under the Preferred Securities
          Guarantee. .................................................

---------------
* To be filed by amendment.